Exhibit 99.2


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                            ASSET PURCHASE AGREEMENT


                                    between:


                       Zentrum Mikroelektronik Dresden AG
             a stock corporation organized under the laws of Germany


                                       and


                               Simtek Corporation
                             a Colorado corporation

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                          Dated as of December 7, 2005

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                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "Agreement") is entered into as of December 7, 2005 (the "Execution Date"), by and between: Zentrum Mikroelektronik Dresden AG, a stock corporation organized under the laws of Germany ("Seller"), and Simtek Corporation, a Colorado corporation (the "Buyer"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    Recitals

     Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Assets of Seller for the consideration and on the terms set forth in this Agreement.

                                    Agreement
                                    ---------

     The parties to this Agreement, intending to be legally bound, agree as follows:

                                    Article I

                      SALE OF ASSETS; RELATED TRANSACTIONS

     1.01  Sale of Assets.

         (a) Assets. Upon the terms and subject to the conditions set forth in this Agreement, the Seller shall cause to be sold, assigned, transferred, conveyed and delivered to Buyer, at the Closing, and Buyer shall purchase and acquire from Seller, free and clear of any Encumbrances, all of Seller's right, title and interest in and to the following specific assets (the "Assets") used in connection with or related to the nvSRAM product line of the Seller (the "nvSRAM Product Line"):

               (i) the Assigned Intellectual Property Assets;

               (ii) all of the intangible rights and property of the Seller with respect to the nvSRAM Product Line;

               (iii) all data, Records and test programs (completed or in development) related to the nvSRAM Product Line, including detailed process technology; product design know how; product design information and specifications, customer lists, Records and sales information; referral sources; research and development reports and Records; production reports and Records (including historical yield information); service and warranty Records (including customer return history); assembly flows/documentation, test programs related to the outsourcing of wafer and/or package testing; studies; reports; design specifications and data sheets, other specifications; schematics, bonding diagrams, other diagrams; layouts, simulations, design review checklists, bug and enhancement reports, wafer maps, Verilog Model, IBIS Model, CAD Tool List, design database, design database format, correspondence and other similar documents (collectively, the "Data Materials");




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               (iv) all creative, advertising and promotional materials
          including marketing collateral (application notes, data sheets, white sheets, etc.) possessed or owned by the Seller with respect to the nvSRAM Product Line;

               (v) all inventory of finished nvSRAM products, which includes all inventory located in Seller's storage facilities designated "Storage 1" and "Storage 2" (the "Inventory"); and

               (vi) all rights of the Seller under the Seller Contracts listed on Part 2.08 of the Disclosure Schedule, as such schedule shall be updated at Closing (the "Assumed Contracts").

          Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Assets unless Buyer expressly assumes that Liability pursuant to Section 1.02(b).

         (b) Excluded Assets. Notwithstanding anything to the contrary contained in this Section 1.01 or elsewhere in this Agreement, all assets, properties, rights, title and interests of Seller in all assets not specifically included in the Assets are not part of the sale and purchase contemplated hereunder, are excluded from the Assets, and shall remain the property of the Seller after the Closing. The parties agree that the SRAM product line and business will remain with Seller.

     1.02 Consideration.

         (a) The consideration for the Assets (the "Purchase Price") will be US$10,000,000. It is understood that the Purchase Price shall be net. VAT shall be added to the Purchase Price pursuant to the provision of (iii) below. In accordance with Section 1.06, at the Closing, the Purchase Price shall be delivered by Buyer as follows:

               (i) by payment to Seller of US$8,000,000 of immediately available funds;

               (ii) by issuance to Seller of 6,260,713 shares of common stock of Buyer (the "Common Stock") valued at US$2,000,000, plus or minus any Adjustment Amount, based on the volume weighted average price of Common Stock for the 60 trading days prior to the Execution Date, of which 4,695,534 shares of Common Stock (valued at US$1,500,000, plus or minus any Adjustment Amount, based on the volume weighted average price of Common Stock for the 60 trading days prior to the Execution
          Date) shall be delivered to Seller at Closing and 1,565,179 shares of Common Stock (valued at US$500,000 based on the volume weighted average price of Common Stock for the 60 trading days prior to the Execution Date) shall be delivered to the Escrow Agent and held and distributed by the Escrow Agent in accordance with and pursuant to the Escrow Agreement in the form attached hereto as Exhibit 1.02(a)(ii) subject to any changes reasonably requested by the Escrow Agent (the "Escrow Agreement"); and

               (iii) VAT equal to 16 % of the partial purchase price for the Inventory shall be added to the Purchase Price. Such VAT is calculated




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          on the basis of a portion of the Purchase Price being subject to VAT which is allocated as consideration for the purchase of the Inventory. This obligation of Buyer to pay VAT to Seller is fulfilled by assignment of the VAT Claim to Seller pursuant to Section 1.04 below.

          (b) Assumed Liabilities. Buyer assumes no Liabilities of Seller; provided, however, that as of Closing, Buyer shall assume only Liabilities of Seller under the Assumed Contracts, other than Liabilities arising from or relating to breaches, defaults or violations thereof or thereunder (including any product defects) prior to the Closing Date (the "Assumed Liabilities").

         (c) Retained Liabilities. Every Liability of the Seller other than the Assumed Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller.

     1.03 Adjustment to Purchase Price.

         (a) Adjustment Amount and Payment. Subject to Section 1.03(b), the "Adjustment Amount" shall be equal to the following, based on calculations from the totals appearing at the end of the respective accountings:

               (i) zero (if the Projected Inventory Accounting provided in Part 1.03(a)(i) of the Disclosure Schedule (A) is the same as the Closing Date Inventory Accounting provided pursuant to Section 1.06(a)(v), or
          (B) exceeds or is less than the Closing Date Inventory Accounting by 5% or less of the Projected Inventory Accounting); or

               (ii) the difference between the Closing Date Inventory Accounting and the Projected Inventory Accounting (if the Projected Inventory Accounting exceeds, or is less than, the Closing Date Inventory Accounting by more than 5% of the Projected Inventory Accounting). The Adjustment Amount shall be paid by reducing (if the Projected Inventory Accounting exceeds the Closing Date Inventory Accounting) or increasing (if the Closing Date Inventory Accounting exceeds the Projected Inventory Accounting), on a dollar-for-dollar basis the US$1,500,000 payable in shares of Common Stock delivered to the Seller at Closing by the amount that the difference exceeds 5% of the Projected Inventory Accounting.

         (b) Adjustment Procedure. The parties shall work together in good faith jointly to determine the Closing Date Inventory Accounting (including the counting and verification of the inventory comprising the same and the calculation of the Closing Date Inventory Accounting). The parties shall use their commercially reasonable and good faith efforts to set forth the Closing Date Inventory Accounting in writing (which writing shall be duly executed by each of the parties and delivered immediately prior to Closing). If the parties cannot agree on the Closing Date Inventory Accounting or the Adjustment Amount to which either party is entitled, then no adjustment shall be made pursuant to
Section 1.03(a) and the parties shall resolve such dispute in accordance with
Section 11.08(b).

         (c) Manufacturing Adjustment. If the Closing Date occurs after December 31, 2005, ZMD shall receive additional lead time, consistent with their





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historical manufacturing periods, to fill inventory levels that are below the
Projected Inventory Accounting.

     1.04 Transfer Taxes. Buyer shall bear and pay, and shall reimburse Seller and Seller's Affiliates for, any transfer, sales, value-added and similar taxes, customs, charges, fees or expenses that are payable in connection with the sale of the Assets to Buyer.

     Buyer shall assign and herewith assigns its input VAT reimbursement claim ("Vorsteuererstattungsanspruch oder Vorsteuervergutungsanspruch") against the German tax authorities in context with the delivery of the Inventory to Buyer and which is calculated in accordance with Section 1.01(a)(iii) (the "VAT Claim") to Seller in the form legally necessary (the "VAT Assignment"). Seller herewith accepts the obligation to assign and the assignment of the VAT Claim. Buyer and Seller agree that the Buyer's obligation to pay VAT to the Seller pursuant to Section 1.02(a)(ii) shall be fulfilled by the assignment of the VAT Claim. Seller and Buyer are obliged to execute any and all actions and to make any and all declarations for a valid assignment of the respective VAT Claim to Seller.

     1.05 Closing. The closing of the sale of the Assets to Buyer (the "Closing") shall take place at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado, at 10:00 a.m. on December 23, 2005 or such other date, time and location as Buyer and Seller may mutually agree to (the "Closing Date").

     1.06 Closing Obligations. In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

         (a) Seller's Deliveries. Seller shall deliver, or cause to be delivered, to Buyer:

               (i) an assignment of the Assigned Intellectual Property Assets and separate assignments of all Patents, Marks and Copyrights in the form set forth in Exhibit 1.06(a)(i) duly executed by Seller;

               (ii) an assignment of all of the Assets that are intangible personal property in the forms of the Assignment and Assumption Agreement attached as Exhibit 1.06(a)(ii) hereto (the "Assignment Agreement") duly executed by Seller;

               (iii) the Data Materials;

               (iv) a bill of sale for all of the Assets that are tangible personal property in the form of Exhibit 1.06(a)(iv) (the "Bill of Sale") duly executed by Seller;

               (v) a detailed accounting of the Inventory calculated as of the Closing Date, provided in the same format as the Current Accounting Inventory in Part 2.06 of the Disclosure Schedule;

               (vi) the Escrow Agreement, duly executed by Seller, and a blank stock power in the form of Exhibit 1.06(a)(vi) for shares of Common Stock, duly executed by Seller, in connection with the Common Stock to be held in escrow;





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              (vii) the License Agreement in the form attached hereto as
          Exhibit 1.06(a)(vii) (the "License Agreement"), duly executed by
          Seller;

               (viii) the Non-Competition and Non-Solicitation Agreement in the form attached hereto as Exhibit 1.06(a)(viii) (the "Non-Competition Agreement"), duly executed by Seller;

               (ix) the Registration Rights Agreement in the form attached hereto as Exhibit 1.06(a)(ix) (the "Registration Rights Agreement"), duly executed by Seller;

               (x) a certificate duly executed by Seller as to the accuracy of their representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 6.01 and as to their compliance with and performance of the covenants and obligations to be performed or complied with at or before the Closing in accordance with
          Section 6.02;

               (xi) a certificate of the Secretary of Seller certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Seller, certifying and attaching all requisite resolutions or actions of Seller's board of directors and/or supervisory board, as required, approving the execution and delivery of this Agreement and the consummation of the Transactions and certifying to the incumbency and signatures of the officers of Seller executing this Agreement and any other document relating to the Transactions; and

               (xii) such other documents and instruments as may reasonably be requested by Buyer, each in form and substance reasonably satisfactory to Buyer and its legal counsel and executed by Seller, in each case as are reasonably necessary to consummate the Transactions contemplated by this Agreement.

      (b) Buyer's Deliveries. Buyer shall deliver to Seller or the Escrow Agent, as applicable:

                    (i) US$8,000,000 in immediately available funds to an
               account designated in writing to Buyer at least two (2) Business Days before the Closing Date;

                    (ii) a stock certificate representing the 4,695,534 shares of Common Stock, duly issued to Seller;

                    (iii) the Escrow Agreement, duly executed by Buyer, together with the delivery of a stock certificate representing the 1,565,179 shares of Common Stock issued in the name of Seller, to the Escrow Agent thereunder;

                    (iv) the Assignment Agreement, duly executed by Buyer;




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                    (v) the License Agreement, duly executed by Buyer;

                    (vi) the Non-Competition Agreement, duly executed by Buyer;

                    (vii) the Registration Rights Agreement, duly executed by
               Buyer;

                    (viii) the WIP Purchase Order, duly executed by Buyer, using the form attached hereto as Exhibit 1.06(b)(viii) (the "WIP Purchase Order"), which shall include (i) provisions to purchase all WIP on the Projected Inventory Accounting, (ii) transfer pricing as provided in such exhibit and (iii) provisions for delivery at a monthly rate of at least 1/12 of the volume for each type of product (line item) identified on the Projected Inventory Accounting;

                    (ix) a certificate duly executed by Buyer as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 7.01 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 7.02(c);

                    (x) a certificate of the Secretary of Buyer certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Buyer and certifying and attaching all requisite resolutions or actions of Buyer's board of directors approving the execution and delivery of this Agreement and the consummation of the Transactions and certifying to the incumbency and signatures of the officers of Buyer executing this Agreement and any other document relating to the Transactions; and

                    (xi) such other documents and instruments as may reasonably be requested by Seller, each in form and substance reasonably satisfactory to Seller and its legal counsel and executed by Buyer, in each case as are reasonably necessary to consummate the Transactions contemplated by this Agreement.


                                   Article II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants, to and for the benefit of the Buyer Indemnitees, as follows:

     2.01 Due Organization. Seller is a German stock corporation duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business as a foreign entity and is in good standing, where applicable, in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary.

     2.02 Financial Statements.

         (a) Seller has delivered to Buyer the following financial statements (collectively, the "Financial Statements"): the report of Rodl & Partner GmbH





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containing the unaudited pro forma balance sheets of Seller's nvSRAM Product
Line as of December 31, 2002, December 31, 2003 and December 31, 2004, and the related pro forma statements of income and cash flows for the years then ended, copies of which are attached as Part 2.02 of the Disclosure Schedule. For purposes of this Agreement, the "Unaudited Balance Sheet" shall mean the unaudited balance sheet of the nvSRAM Product Line as of December 31, 2004, and the "Unaudited Balance Sheet Date" shall mean December 31, 2004.

         (b) The Financial Statements are accurate and complete in all material respects, have been prepared on the basis of proper bookkeeping and in accordance with accounting, valuation and depreciation principles generally accepted in Germany. Such accounting principles have been applied on a consistent basis throughout the periods covered (except that the financial statements referred to in this Section 2.02 do not have notes) and present completely and correctly in all material respects the financial position of Seller's nvSRAM Product Line as of the respective dates thereof and the results of operations and cash flows of Seller's nvSRAM Product Line for the periods covered thereby.

     2.03 Absence of Changes. Since the due diligence conducted by Buyer on November 30, 2005, as related to the nvSRAM Product Line and except as related to this Agreement and the Transactions contemplated hereby:

         (a) there has not been any material adverse effect on, and no event has occurred that might have an adverse effect on, the business, condition, assets (including all Assets), liabilities, operations, financial performance or net income of Seller;

         (b) Seller has not entered into any transaction or taken any other action outside the ordinary course of business; and

         (c) Seller has not agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clause (b) above.

     2.04 Title to Assets. Except as set forth in Part 2.04 of the Disclosure Schedule, Seller owns, and has good, valid, and marketable title to, all of the Assets, and all rights, titles and interests in the Assets are owned by Seller free and clear of any Encumbrances. Part 2.04 of the Disclosure Schedule identifies all of the Assets that are being leased or licensed to Seller.

     2.05 Customers and Distributors. Part 2.05 of the Disclosure Schedule accurately identifies and provides an accurate and complete breakdown of the revenue and sales volume received from all customers of the nvSRAM Product Line for the year ended December 31, 2004 and the first nine months of 2005. Seller has not received any notice or other communication (in writing or otherwise), and Seller has not received any other information, indicating that any customer or other Person identified or required to be identified in Part 2.05 of the Disclosure Schedule may cease dealing with Seller or may otherwise reduce the volume of business transacted by such Person with Seller below historical levels with respect to the nvSRAM Product Line. Seller has not received any notice or other communication (in writing or otherwise), or has received any other



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information, indicating that any distributor of any of Seller's nvSRAM products may cease acting as a distributor of such products or otherwise dealing with Seller.

     2.06 Inventory.

         (a) Part 2.06 of the Disclosure Schedule provides an accurate and complete list and accounting of the Inventory including quantity and average sales price. Such list and accounting is referred to herein as the "Current Inventory Accounting."

         (b) The Inventory: (i) is of such quality and quantity as to be usable and saleable by Seller in the ordinary course of business; and (ii) is free of any defect or deficiency.

     2.07 Intellectual Property Assets.

         (a) Intellectual Property Assets. The term "Intellectual Property Assets" means: (i) the Intellectual Property previously licensed to or acquired by Seller from Buyer, including any modifications, enhancements, improvements or derivatives thereto or thereof, and (ii) all other Intellectual Property and technical information owned or licensed (as licensor or licensee) by Seller that is used by Seller, as of the Closing, or that was used by Seller within the 3-month period immediately preceding the Closing, and that will be used by Buyer in connection with, or that is related to, the nvSRAM Product Line business, including:

               (i) all trade names, registered and unregistered trademarks, service marks and applications (collectively, "Marks");

               (ii) all patents and patent applications (including any divisionals, continuations, continuations-in-part, reissues, or extensions of any of the patents or patent applications, and any foreign or domestic patents and patent applications claiming priority to the patents or patent applications) (collectively, "Patents");

               (iii) all registered and unregistered copyrights in both published works and unpublished works, including software and maskworks (collectively, "Copyrights");

               (iv) all rights in business processes; and

               (v) all know-how, trade secrets, inventions, confidential or proprietary information, customer lists, Software, technical information, data, process technology, plans, drawings and blue prints (collectively, "Trade Secrets").

The term "Assigned Intellectual Property Assets" means the Intellectual Property Assets with the exception of the Intellectual Property set forth in the "Licensed Intellectual Property Assets" section of Part 2.07(a) of the Disclosure Schedule (all Intellectual Property in the "Licensed Intellectual Property Assets" section of Part 2.07(a) of the Disclosure Schedule, the "Licensed Intellectual Property Assets"). The Assigned Intellectual Property




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Assets shall be assigned to Buyer, pursuant to the assignment contemplated by
Section 1.06(a)(i) of this Agreement. The Licensed Intellectual Property Assets shall be licensed to Buyer, pursuant to the License Agreement contemplated by
Section 1.06(a)(vii) of this Agreement.

         (b) Adequacy of Intellectual Property Assets.

               (i) The Seller owns good, valid and marketable title in and to the Intellectual Property Assets, and the Intellectual Property Assets assigned to Buyer under this Agreement and the other rights in the Intellectual Property Assets licensed to Buyer under the Transactional
          Agreements: (1) are all those necessary for Buyer to continue to conduct the nvSRAM Product Line business as currently conducted by Seller without restriction, interruption or limitation; (2) are free and clear of all liens, claims and encumbrances; and (3) to Seller's Knowledge, do not infringe or misappropriate (and are not alleged to infringe or misappropriate) the Intellectual Property of any other Person. Other than the Intellectual Property Assets assigned to Buyer under this Agreement and the other Intellectual Property Assets licensed to Buyer under the Transactional Agreements, Seller does not own or have any interest in any technology or Intellectual Property necessary for Buyer to continue to conduct the nvSRAM Product Line business as currently conducted by Seller without restriction, interruption or limitation.

               (ii) All former and current officers, managers, directors, employees, and independent contractors of Seller have duly assigned to Seller all rights to any inventions, improvements, discoveries or information relating to Seller's nvSRAM Product Line and that provide that such individuals shall maintain in confidence all confidential information of Seller. Without limitation of the foregoing, no former or current officer, manager, director, employee, consultant or independent contractor has any right, title or interest in, to or under any Intellectual Property Asset, including under the German Act on Employee Inventions (Arbeitnehmererfindungsgesetz).

         (c) Patents. With respect to Patents:

               (i) The "Patents" section of Part 2.07(c) of the Disclosure Schedule contains a complete and accurate list of all Patents.

               (ii) All of the Patents are currently in compliance with formal Legal Requirements (including payment of filing, examination and maintenance fees and proofs of working or use), to Seller's Knowledge, such Patents are valid and enforceable, and they are not subject to any maintenance fees or taxes or actions falling due within ninety
          (90) days after the Closing Date.

               (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition Proceeding. To Seller's Knowledge, there is no potentially interfering patent or patent application of any third party.

               (iv) No Patent has, to Seller's Knowledge, been challenged, threatened or infringed in any way.

         (d) Marks. With respect to Marks:




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               (i) The "Marks" section of Part 2.07(d) of the Disclosure
          Schedule contains a complete and accurate list of all Marks.

               (ii) All registered Marks are currently in compliance with formal Legal Requirements, to Seller's Knowledge, such Marks are valid and enforceable, and they are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date. No Mark has been or is now involved in any opposition, invalidation or cancellation Proceeding and, to Seller's Knowledge, no such action is threatened with respect to any of the Marks. .

               (iii) No Mark has, to Seller's Knowledge, been challenged, threatened or infringed in any way. (iv) Seller has maintained continuous use of the "CAPSTORE" mark from at least January 21, 2004 through the present.

         (e) Copyrights. With respect to Copyrights:

               (i) The "Copyrights" section of Part 2.07(e) of the Disclosure Schedule contains a complete and accurate list of any registered Copyrights

               (ii) No Copyright has, to Seller's Knowledge, been challenged, threatened or infringed in any way.

         (f) Trade Secret. With respect to each Trade Secret relating to a process that is necessary for Buyer to conduct the nvSRAM Product Line as currently conducted by Seller without restriction, interruption or limitation:

               (i) The documentation relating to such Trade Secret is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

               (ii) Seller has taken commercially reasonable precautions to protect the secrecy, confidentiality and value of the Trade Secret.

               (iii) Seller has good title to and an absolute right to use the Trade Secret. The Trade Secret is not part of the public knowledge or literature and, to Seller's Knowledge, has not been used, divulged or appropriated either for the benefit of any Person (other than Seller) or to the detriment of Seller. To Seller's Knowledge, no such Trade Secret is subject to any adverse claim or has been challenged or threatened in any way. No such Trade Secret infringes any Intellectual Property of any other Person.

     2.08   Contracts.

         (a) Part 2.08 of the Disclosure Schedule lists each Assumed Contract. Seller has delivered to Buyer accurate and complete copies of all Assumed Contracts, including all amendments thereto. Each Assumed Contract is valid and




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in full force and effect, and to Seller's Knowledge, there is no basis on which an Assumed Contract will cease to be in full force and effect (except expiration of the contractual term).

         (b) All Assumed Contracts are open customer orders placed with Seller.

         (c) Except as set forth on Part 2.08 of the Disclosure Schedule, the Assumed Contracts do not provide for prepayments by customers, and there have been no prepayments by any customers under any of the Assumed Contracts.

         (d) Except as set forth on Part 2.08 of the Disclosure Schedule, the Assumed Contracts do not contain any provisions regarding pricing or similar protections.

     2.09 Liabilities. Seller has no Liabilities related to the Assets except as set forth in Part 2.09 of the Disclosure Schedule.

     2.10 Compliance with Legal Requirements. Seller is in all material respects in compliance with each Legal Requirement that is applicable to it with respect to its ownership or use of any of the Assets.

     2.11 Sale of nvSRAM Products; Performance of Services. All Inventory shall comply with Seller's standard warranty, terms of sale and specifications attached hereto as Exhibit 2.11, free of any design defects, construction defects, manufacturing defects or other defects or deficiencies at the time of delivery. No nvSRAM product manufactured or sold by the Seller has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that is likely to (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product. All services that have been performed by or on behalf of the Seller for the nvSRAM Product Line were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Seller Contracts and with all applicable Legal Requirements.

     2.12 Insurance. The operations of the nvSRAM Product Line and all of the material insurable Assets are insured for the benefit of Seller in amounts and against risks which Seller reasonably believes are adequate.

     2.13 Related Person Transactions. Except as set forth on Part 2.13 of the Disclosure Schedule, no shareholder, officer, director or Affiliate of Seller
(i) has any direct or indirect interest of any nature in any of the Assets or
(ii) is competing directly or indirectly, with the Seller with respect to the nvSRAM Product Line.

     2.14 Proceedings; Governmental Orders. With respect to the nvSRAM Product Line, there is no pending Proceeding, and no Person has threatened to commence any Proceeding with respect to the nvSRAM Product Line: (a) that involves Seller or that otherwise relates to or might affect the business of Seller or any of the Assets (whether or not the Seller is named as a party thereto); or (b) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. With respect to the nvSRAM Product Line and to Seller's Knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might reasonably


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be expected to give rise to or serve as a basis for the commencement of any such
Proceeding. No Proceeding has ever been commenced by or against Seller with respect to the nvSRAM Product Line. There is no Governmental Order to which Seller with respect to the nvSRAM Product Line, or any of the assets owned or used by Seller with respect to the nvSRAM Product Line, is subject. To Seller's knowledge, there is no proposed Governmental Order that, if issued or otherwise put into effect, (i) may have an adverse effect on the business, condition, assets, liabilities, operations, financial performance or net income of the nvSRAM Product Line or on the ability of the Seller to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

     2.15 Authority; Binding Nature of Agreements. Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party; and the execution, delivery and performance by Seller of the Transactional Agreements to which it is or may become a party have been duly authorized by all necessary action on the part of Seller. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon the execution and delivery of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which Seller is a party will constitute the legal, valid and binding obligation of Seller and will be enforceable against Seller in accordance with its terms.

     2.16 Non-Contravention; Consents. Except as set forth on Part 2.16 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

         (a) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Governmental Order to which Seller, or any of the Assets, is subject;

         (b) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Assumed Contract or Governing Document;

         (c) give any Person the right to (i) declare a default or exercise any remedy under any Assumed Contract, (ii) accelerate the maturity or performance of any Assumed Contract, or (iii) cancel, terminate or modify any Assumed Contract; or

         (d) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets.

         Except as set forth on Part 2.16 of the Disclosure Schedule, Seller will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

     2.17 Brokers. Except for Montgomery & Co., neither Seller nor any Representative of Seller has retained any Person to act as a broker or agreed or become obligated to pay, or has taken any action that is likely to result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

     2.18 Investor Status.

         (a) Seller is acquiring the Common Stock for its own account and not with a present view to distribute or resell the Common Stock, without prejudice, however, to the right of the Seller at all times to sell or otherwise dispose of all or any part of the Common Stock in compliance with applicable federal and state securities laws and the Registration Rights Agreement. Nothing contained herein shall be deemed a representation or warranty by the Seller to hold the Common Stock for any minimum period of time.

         (b) At the time the Seller was offered the Common Stock, Seller was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended.

         (c) Seller is not acquiring the Common Stock as a result of any advertisement, article, notice or other communication regarding the Common Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

         (d) Seller acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Simtek concerning the merits and risks of investing in the Common Stock; (ii) access to information about Simtek and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that Simtek possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

         (e) Seller has sufficient knowledge and experience in financial or business matters so as to be able to evaluate the risks and merits of its investment in Simtek and it is able financially to bear the risks thereof.

         (f) Seller shall not resell the Common Stock, except pursuant to (i) a registration under the Securities Act of 1933, as amended, (ii) an available exemption from registration or (iii) Section 3.2 of the Registration Rights Agreement.

         (g) Seller is not a U.S. Person and it is not acquiring the Common Stock for the account or benefit of any U.S. Person.

                                   Article III
                                   -----------

                     REPRESENTATIONS AND WARRANTIES OF BUYER


         Buyer represents and warrants, to and for the benefit of Seller, as follows:

     3.01 Authority; Binding Nature of Agreements. Buyer has the absolute and unrestricted corporate right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery by Buyer of the Transactional Agreements to which it is or may become a party have been duly authorized by all necessary action on the part of Buyer, its board of directors and its shareholders. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms. Upon the execution and delivery of each of the other Transactional Agreements at the Closing each of such other Transactional Agreements to which Buyer is a party will constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms.

     3.02 Organization, Good Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business as a foreign entity and is in good standing, where applicable, in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary.

     3.03 Exchange Act Filings; Financial Statements. Buyer has filed all reports, forms or other information required to be filed by it under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to
Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as Buyer was required by law to file such reports, forms or other information) (the foregoing materials being collectively referred to herein as the "SEC Reports") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the SEC Reports comply, in all material respects, with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Buyer and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

For purposes of this Agreement, any reports, forms or other information provided to the SEC, whether by filing, furnishing or otherwise providing, is included in the term "filed" (or any derivations thereof).

     3.04 Common Stock. The Common Stock to be issued by Buyer to Seller pursuant to this Agreement has been duly authorized. Upon consummation of the transactions contemplated by this Agreement, the Common Stock to be issued on the Closing will be validly issued, fully paid and nonassessable when issued and will be free and clear of any Encumbrances, except as set forth in the Transactional Agreements and under applicable securities laws. Buyer has reserved from its duly authorized capital stock the shares of its Common Stock issuable pursuant to this Agreement.

     3.05 Proceedings. To Buyer's Knowledge, there is no pending Proceeding and no Person has threatened to commence any Proceeding, that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

     3.06 Non-Contravention. Except as set forth in Part 3.06 of the Disclosure Schedule, the execution, delivery and performance by Buyer of each of the Transactional Agreements and the consummation by Buyer of the transactions contemplated thereunder do not and will not (a) violate or conflict with any provision of each of Buyer's Governing Documents, (b) breach any provision of, or be an event that is (or with the passage of time will result in) a default of, or result in the cancellation or acceleration of (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition or creation of any encumbrances upon any of the assets of Buyer pursuant to, any material contract, mortgage, lien, lease, agreement or instrument to which Buyer is a party or by which Buyer is bound, or (c) contravene, conflict with or result in a violation, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirements or any Order to which Buyer is subject.

     3.07 Capitalization. The Form 10-Q filed by Buyer for the quarter ended September 30, 2005, as supplemented by Part 3.07 of the Disclosure Schedule, contains a true and correct statement of the authorized, issued and outstanding equity ownership of Buyer as of the date hereof. Other than as set forth therein, there are no other outstanding shares of capital stock or other securities of Buyer and no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities, or other commitments or agreements of any nature relating to the capital stock or other securities of Buyer, or otherwise obligating Buyer to issue, transfer, sell, purchase, redeem or otherwise acquire such stock or securities, in each case as of September 30, 2005. All outstanding shares of Buyer's Common Stock are duly authorized and validly issued and are fully paid and non-assessable.

     3.08 Press Releases. The press releases disseminated by Buyer during the twelve months preceding the date of this Agreement do not, taken as a whole with the SEC Reports, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not materially misleading.

     3.09 Material Changes. Since the date of the latest audited financial statements filed by Buyer with the SEC, except as specifically disclosed in such filings or as set forth on Part 3.09 of the Disclosure Schedule or as set forth in SEC filings, (i) there has been no event, occurrence or development that has had a material adverse effect on the Buyer's business taken as a whole, (ii) Buyer has not altered its method of accounting or the identity of its auditors,
(iii) Buyer has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (iv) Buyer has not issued any equity securities, except pursuant to existing Buyer stock option plans and consistent with past practice. Except as set forth on Part 3.09 of the Disclosure Schedule, Buyer does not have pending before the SEC any request for confidential treatment of information.

     3.10 Compliance. Except as set forth in reports, forms or other information filed by the Buyer with the SEC under the Exchange Act or the Securities Act, Buyer (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Buyer), nor has Buyer received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any Order, and (iii) is not and has not been in violation of any statute, rule or regulation of any Governmental Body. Buyer is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a material adverse effect on Buyer.

     3.11 Insurance. Buyer maintains such insurance relating to its business, operations, assets, key employees and officers and directors in amounts and against risks which Buyer reasonably believes are adequate.

     3.12 Certain Registration Matters. Assuming the accuracy of Seller's representations and warranties set forth in Article II, no registration under the Securities Act or any applicable state securities or blue sky laws is required for the offer and sale of the Common Stock by Buyer to Seller under this Agreement. Buyer is eligible to register the resale of its Common Stock by Seller on Form S-1 promulgated under the Securities Act. Except as set forth on
Part 3.12 of the Disclosure Schedule, Buyer has not granted or agreed to grant to any person any rights (including "piggy back" registration rights) to have any securities of Buyer registered with the SEC or any other Governmental Body that have not been satisfied or exercised.

     3.13 Listing and Maintenance Requirements. Buyer has not, in the two years preceding the date hereof, received notice from the OTC Bulletin Board (the "OTCBB") to the effect that Buyer is not in compliance with the listing or maintenance requirements thereof. Buyer is, and has no reasonable grounds to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of its Common Stock on the OTCBB on which its Common Stock is currently listed or quoted. The issuance and sale of the Common Stock under this Agreement does not contravene the rules and regulations of the OTCBB, and no approval of the shareholders of Buyer is required for Buyer to issue and deliver to Seller the Common Stock contemplated by this Agreement.

     3.14 Solvency. Based on the financial condition of Buyer as of the date hereof (i) Buyer's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of Buyer's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) Buyer's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by Buyer, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of Buyer, together with the proceeds Buyer would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. Buyer does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

     3.15 Investment Company. Buyer is not, and is not an affiliate of, and immediately following the transactions contemplated hereunder will not have become, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     3.16 Brokers. Except for SVB Alliant, neither Buyer nor any Representative of Buyer has retained any Person to act as a broker or agreed or become obligated to pay, or has taken any action that is likely to result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

                                   Article IV
                                   ----------

                         PRE-CLOSING COVENANTS OF SELLER

     4.01 Access and Investigation. Seller shall ensure that, at all times during the Pre-Closing Period, Seller and its Representatives shall: (a) afford Buyer and its Representatives (collectively, "Buyer Group") with reasonable access after reasonable notice, during regular business hours, to Seller's senior management, properties, Seller Contracts and assets and to all existing books, records, work papers and other documents and information relating to the nvSRAM Product Line, and (b) furnish Buyer Group with such additional financial, operating and other relevant data and information as Buyer may reasonably request relating to the nvSRAM Product Line and otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer's investigation of the assets and financial condition of the nvSRAM Product Line.

     4.02 Operation of Business. Seller shall ensure that, during the Pre-Closing Period, with respect or as it relates to the Assets:

         (a) Seller conducts its operations in the ordinary course of business;

         (b) Seller shall not enter into any transaction or take any other action that is likely to cause or constitute a Breach of any representation, warranty, obligation or covenant made in this Agreement or the certifications to be made pursuant to Section 1.06(a)(x); and

         (c) Seller shall not agree, commit or offer (in writing or otherwise) to take any of the actions prohibited in clauses (a) and (b) of this Section 4.02.

     4.03 Filings and Consents. The Seller shall: (a) ensure that all filings, notices and Consents required to be made, given and obtained by Seller in order to consummate the Transactions are made, given and obtained on a timely basis; and (b) during the Pre-Closing Period, cooperate with Buyer, and make available such documents as Buyer may reasonably request in good faith, in connection with any filing, notice or Consent that Buyer is required to make, give or obtain.

     4.04 Notification; Updates to Disclosure Schedule. During the Pre-Closing Period, Seller shall promptly notify Buyer in writing of: (a) the discovery by Seller of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by the Seller in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made by Seller in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (c) any Breach of any covenant or obligation of Seller; and (d) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Article VI or Article VII impossible or unlikely. If any event, condition, fact or circumstance that is required to be disclosed pursuant to this Section 4.03 requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Seller shall promptly deliver to Buyer an update to the Disclosure Schedule specifying such change and, when accepted by Buyer, such update shall, subject to Section 6.01, be deemed to supplement or amend the Disclosure Schedule for the purpose of determining the accuracy of any representation or warranty made by Seller in this Agreement or any Closing Certificate.

     4.05 No Negotiation. During the Pre-Closing Period, until such time as this Agreement is terminated in accordance with Article VIII, neither Seller nor any Representative of Seller, shall directly or indirectly: (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Buyer) relating to any Acquisition Transaction; (b) participate in any discussions or negotiations with, or provide any non-public information to, any Person (other than Buyer) relating to any proposed Acquisition Transaction; (c) consider the merits of any unsolicited inquiry, proposal or offer from any Person (other than Buyer) relating to any Acquisition Transaction or (d) effect an Acquisition Transaction with any Person other than Buyer. Seller and its Representatives shall notify Buyer of any such inquiry or proposal within twenty-four (24) hours of receipt of the same by Seller or its Representative.

     4.06 Entry Into Non-Competition Agreement. The parties acknowledge and agree that as an inducement for Buyer to enter into this Agreement, Seller will enter into the Non-Competition Agreement at Closing pursuant to which Seller will neither (i) compete with Buyer in the nvSRAM Product Line nor (ii) solicit or hire any employees of Buyer involved in the nvSRAM Product Line, except if such employee of Buyer was (y) terminated by Buyer or (z) contacts Seller directly in response to a valid general advertisement of employment opportunities.

     4.07 Best Efforts. During the Pre-Closing Period, Seller shall use its best efforts to cause the conditions set forth in Article VI to be satisfied on a timely basis.

     4.08 Confidentiality. During the Pre-Closing Period: (a) Seller shall continue to be bound by the Nondisclosure Agreement between Buyer and Seller, dated as of March 14, 2005; and (b) Seller shall issue no statement or communication to third parties regarding the Transactions, except to the extent required by law or the rules of a stock market or exchange or to obtain the Consents. Notwithstanding the foregoing or anything else to the contrary in this Agreement, the parties hereto (and each employee, representative or other agent of a party) may disclose to any and all Persons the Tax treatment and Tax structure of the Transactions contemplated by this Agreement and all materials of any kind that are provided to the parties relating to such Tax treatment and Tax structure.

                                    Article V
                                    ---------

                         PRE-CLOSING COVENANTS OF BUYER

     5.01 Best Efforts. During the Pre-Closing Period, Buyer shall use its best efforts to cause the conditions set forth in Article VII to be satisfied on a timely basis.

     5.02 Confidentiality. During the Pre-Closing Period: (a) Buyer shall continue to be bound by the Nondisclosure Agreement between Buyer and Seller, dated as of March 14, 2005; and (b) Buyer shall issue no statement or communication to third parties regarding the Transactions, except to the extent required by law or the rules of a stock market or exchange. Notwithstanding the foregoing or anything else to the contrary in this Agreement, (a) Buyer may make such disclosures of this Agreement and the transactions contemplated hereby as Buyer deems necessary or appropriate in connection with obtaining any financing for the transactions contemplated by the Transactional Agreements; and (b) the parties hereto (and each employee, representative or other agent of a party) may disclose to any and all Persons the Tax treatment and Tax structure of the Transactions contemplated by this Agreement and all materials of any kind that are provided to the parties relating to such Tax treatment and Tax structure.

     5.03 Filings and Consents. The Buyer shall: (a) ensure that all filings, notices and Consents required to be made, given and obtained by Buyer in order to consummate the Transactions are made, given and obtained on a timely basis; and (b) during the Pre-Closing Period, cooperate with Seller and make available such documents as Seller may request in good faith, in connection with any filing, notice or Consent that Seller is required to make, give or obtain.

     5.04 Notification; Updates to Disclosure Schedule. During the Pre-Closing Period, Buyer shall promptly notify Seller in writing of: (a) the discovery by

Buyer of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by the Buyer in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made by Buyer in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (c) any Breach of any covenant or obligation of Buyer; and (d) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Article VI or
Article VII impossible or unlikely. If any event, condition, fact or circumstance that is required to be disclosed pursuant to this Section 5.04 requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Buyer shall promptly deliver to Seller an update to the Disclosure Schedule specifying such change and when accepted by Seller, such update shall, subject to Section 7.01, be deemed to supplement or amend the Disclosure Schedule for the purpose of determining the accuracy of any representation or warranty made by Buyer in this Agreement.

     5.05 Bankruptcy. Buyer shall provide Seller with five (5) days written notice prior to Buyer filing a voluntary bankruptcy petition under the United States Bankruptcy Code and shall provide Seller with prompt notice of any threat of which Buyer becomes aware, or any reasonable grounds suggesting, a bona fide creditor intends to file an involuntary bankruptcy petition or receivership action against Buyer, which action Buyer is not substantially certain that it will be able to have dismissed. Notwithstanding anything to the contrary in this Agreement, in the event Buyer fails to provide Seller with such notice, such failure shall constitute a material breach on Buyer's part and Seller may immediately terminate this Agreement upon written notice to Buyer, without granting any cure period.

     5.06 Work in Progress. The WIP Purchase Order shall be a binding purchase order for all existing work in progress for the nvSRAM Product Line (the "WIP"). The WIP Purchase Order shall state price lists for the various materials, including tested good dies and packaged integrated circuits (IC), that comprise the WIP, and it will contain a delivery schedule pursuant to which Buyer will purchase the WIP. Seller agrees to inform Buyer of the status of the WIP at the Closing Date and to manufacture the WIP using its standard procedures for production which it uses in the ordinary course of business. If Seller produces volumes of WIP below that which is forecasted because of low yields, Buyer agrees to accept and purchase such manufactured volumes of WIP pursuant to the terms and conditions of the WIP Purchase Order. If Seller produces volumes of WIP above that which is forecasted because of high yields, Buyer agrees to accept and purchase such manufactured volumes of WIP and adjust the WIP Purchase Order accordingly. Prior to the Closing, Seller will not manufacture wafers without the prior written approval of Buyer. If the Closing occurs on December 23, 2005, Seller will not manufacture any wafers after the Closing Date without the prior written approval of Buyer. If the Closing does not occur on December 23, 2005, (a) Seller and Buyer shall on January 3, 2006, mutually agree regarding a wafer start rate, and Seller shall thereafter have the right to manufacture wafers on the basis of such agreement without regard to the WIP Purchase Order; and (b) notwithstanding the foregoing, Seller shall have the right to manufacture wafers at a run rate of 100 wafers per week beginning on January 3, 2006, provided the wafers are used in the following nvSRAM products of Seller: 256k nvSRAM 3 and 5 V and 64k nvSRAM.

                                   Article VI
                                   ----------

               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part, in writing):

     6.01 Accuracy of Representations. All of the representations and warranties made by Seller in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing as if made at the Closing (in each case except for any such representations and warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties shall only be true and correct on and as of such specified date or dates and in each case without giving any effect to any updates to the Seller's Disclosure Schedule), except where the failure of such representations and warranties to be true and correct (read for purposes of this Section 6.01 only without any materiality or material adverse effect qualification) could not, and could not reasonably be expected to, individually or in the aggregate, result in or be a material adverse effect on the business, condition (financial or otherwise) or results of operations of the nvSRAM Product Line.

     6.02 Performance of Obligations.

         (a) Authorization. Seller shall have obtained (i) any necessary approval of its board of supervisors and board of management and (ii) any necessary clearance of any Governmental Body required to be obtained by Seller.

         (b) Execution and Delivery of Documents. Each of the documents referred to in Section 1.06(a) shall have been duly executed by each of the parties thereto (except Buyer) and delivered to Buyer or Escrow Agent (as applicable).

         (c) Compliance with Covenants. All of the covenants and obligations that Seller is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

     6.03 Consents. Each of the Consents identified in Schedule 6.03 shall have been obtained and shall be in full force and effect (except for such consents as would not, or as Buyer could not reasonably expect, individually or in the aggregate, to have a material adverse effect on Buyer or the nvSRAM Product
Line).

     6.04 No Material Adverse Effect. There shall have been no material adverse effect on the business, condition, assets, liabilities, operations, financial performance or net income related to the nvSRAM Product Line since the Execution Date, and no event shall have occurred and no condition or circumstance shall exist that could reasonably be expected to give rise to any such material adverse effect.

     6.05 No Proceedings. Since the date of this Agreement, there shall not have been commenced or threatened in writing against Buyer or Seller, or against any Person affiliated with Buyer or Seller, any governmental Proceeding that is reasonably likely to have the effect of preventing, materially delaying, making illegal or otherwise materially interfering with any of the Transactions.

     6.06 No Prohibition. Neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), result in a violation of any applicable Legal Requirement or Governmental Order (other than minor technical violations that will not result in a material adverse effect on Buyer), or cause Buyer or any Person affiliated with Buyer to suffer any material adverse effect under any applicable Legal Requirement or Governmental Order.

     6.07 Resources to Operate the Business. Buyer shall have obtained such resources (including financial resources) as are reasonably necessary to operate the nvSRAM Product Line for at least 12 months after Closing.

     6.08 Financing. Buyer shall have received the financing and capital resources reasonably necessary to consummate the transactions in this Agreement.

                                   Article VII

              CONDITIONS PRECEDENT TO SELLER's OBLIGATION TO CLOSE

     Seller's obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Seller, in whole or in part, in writing):

     7.01 Accuracy of Representations. All of the representations and warranties made by Buyer in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing as if made at the Closing (in each case except for any such representations and warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties shall only be true and correct on and as of such specified date or dates and in each case without giving any effect to any updates to the Buyer's Disclosure Schedule), except where the failure of such representations and warranties to be true and correct (read for purposes of this Section 7.01 only without any materiality or material adverse effect qualification) could not, and could not reasonably be expected to, individually or in the aggregate, result in or be a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Buyer.

     7.02 Buyer's Performance.

         (a) Authorization. Buyer shall have obtained (i) any necessary approval of its board of directors and (ii) any necessary clearance of any Governmental Body.

         (b) Execution and Delivery of Documents. Each of the documents referred to in Section 1.06(b) shall have been duly executed by Buyer and delivered to Seller or Escrow Agent (as applicable), and Buyer shall have delivered the stock certificates representing the Common Stock as contemplated by Section 1.06(b).

         (c) Compliance with Covenants. All of the covenants and obligations that Buyer is required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

     7.03 No Material Adverse Effect. There shall have been no material adverse effect on the business, condition, assets, liabilities, operations, financial performance or net income of Buyer or its business since the Execution Date and no event shall have occurred and no condition or circumstance shall exist that could reasonably be expected to give rise to any such material adverse effect.

     7.04 No Proceedings. Since the date of this Agreement, there shall not have been commenced or threatened in writing against Seller or Buyer, or against any Person affiliated with Seller or Buyer, any governmental Proceeding that is reasonably likely to have the effect of preventing, materially delaying, making illegal or otherwise materially interfering with any of the Transactions.

     7.05 No Prohibition. Neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), result in a violation of any applicable Legal Requirement or Governmental Order (other than minor technical violations that will not result in a material adverse effect on Seller), or cause Seller or any Person affiliated with Seller to suffer any material adverse effect under, any applicable Legal Requirement or Governmental Order.

                                  Article VIII
                                  ------------

                                   TERMINATION

     8.01 Termination Events. This Agreement may be terminated prior to the
Closing:

         (a) by Buyer if (i) there is a material Breach of any covenant or obligation of Seller and such Breach shall not have been cured within thirty
(30) days after the delivery of notice thereof to Seller (provided that no cure period shall exist with respect to any Breach of Section 4.05), or (ii) Buyer at any time determines that it is unable to raise the necessary capital to consummate the transactions contemplated by this Agreement (including making the US$8,000,000 cash payment to Seller);

         (b) by Seller if there is a material Breach of any covenant or obligation of Buyer and such Breach shall not have been cured within thirty (30) days after the delivery of notice thereof to Buyer (provided that no cure period shall exist with respect to any Breach of Section 5.05);

         (c) by Seller upon written notice to Buyer if Buyer is required to provide notice to Seller pursuant to Section 5.05;

         (d) by the mutual written consent of Buyer and Seller; or

         (e) by either party if (i) Closing has not occurred by January 31, 2006; or (ii) any of the Transactions are subject to a permanent injunction;

     8.02 Termination Procedures. If Buyer wishes to terminate this Agreement pursuant to Section 8.01(a), Buyer shall deliver to Seller a written notice stating that Buyer is terminating this Agreement and setting forth a brief description of the basis on which Buyer is terminating this Agreement. If Seller wishes to terminate this Agreement pursuant to Section 8.01(b), Seller shall deliver to Buyer a written notice stating that Seller is terminating this Agreement and setting forth a brief description of the basis on which Seller is terminating this Agreement.

     8.03 Effect of Termination. If this Agreement is terminated pursuant to
Section 8.01, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) no party shall be relieved of any obligation or other Liability arising from any Breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Article XI; and (c) Buyer and Seller shall, in all events, remain bound by and continue to be subject to Section 4.08 and 5.02 as if the words "during the Pre-Closing Period" were not included therein.

                                   Article IX
                                   ----------

                              INDEMNIFICATION, ETC.

     9.01 Survival of Representations and Covenants.

         (a) Each of the representations, warranties and covenants made by any party in this Agreement or any other certificate or document delivered by any party pursuant to this Agreement shall survive the Closing for 6 months, except as provided in Section 9.01(b), except that the representations, warranties, covenants and agreements arising from Sections 2.04, 2.07, 2.11, 2.15, 3.01 and
3.04 and claims arising pursuant to Section 9.02(b) shall survive for 12 months and except that claims related to (i) fraud, (ii) third party products liability claims for products manufactured and sold by Seller prior to Closing that involve death or serious bodily injury or (iii) Liabilities for late deliveries in the purchase orders identified on Part 9.01(a) of the Disclosure Schedule (but only for Liabilities for events that arise until the products covered by the purchase order are made available for shipment by Seller) shall survive indefinitely.

         (b) The Buyer's claims under the tax indemnification pursuant to
Section 9.02(a)(iv) shall survive the closing and become time barred (verjahren) until six months after the relevant Tax or other public assessments have become final and binding (bestandskraftig).

     9.02 Indemnification by Seller.

         (a) From and after Closing, the Seller shall indemnify, defend and hold harmless the Buyer Indemnitees from and against any Damages suffered by any of the Buyer Indemnitees resulting from, arising out of, or incurred with respect to, or (in the case of claims asserted against any of the Buyer Indemnitees by a third party) alleged to result from, arise out of or have been incurred with respect to, (i) any Breach of any representation or warranty as of the date made or as of the Closing Date of Seller contained in this Agreement or the certificates provided pursuant to Section 1.06(a)(x), (ii) any Breach of any covenant or other obligation of the Seller contained in this Agreement or the certificates provided pursuant to Section 1.06(a)(x), (iii) all claims arising in connection with a possible continuity of employment ("Betriebsubergang") from any former employees of Seller, except for those listed on Part 9.02 of the Disclosure Schedule, according to Section 613a of the German Civil Code, (iv) any Taxes, for which the tax liability of the Buyer arises from the conduct of the business and any tax deductions and any repayable tax refunds within the meaning of ss. 75 of the German Fiscal Code ("Abgabenordnung") including but not limited to any trade taxes, VAT and other taxes, (v) the operation of the nvSRAM Product Line by Seller on or before the Closing Date and (vi) the ownership or use of the Assets by Seller before the Closing Date.

         (b) From and after Closing, the Seller shall indemnify, defend and hold harmless the Indemnitees from and against any Damages suffered by any of the Indemnitees resulting from fraud, Liabilities for late deliveries in the purchase orders identified on Part 9.01(a) of the Disclosure Schedule (but only for Liabilities for events that arise until the products covered by the purchase order are made available for shipment by Seller) and any liabilities that are not Assumed Liabilities, including Taxes, environmental liabilities, and product liabilities, to the extent related to the operation by Seller of the nvSRAM Product Line prior to the Closing Date.

         (c) For any indemnification by Seller that is paid in Common Stock, the value of the Common Stock shall be determined based on the volume weighted average price of Common Stock for the 60 trading days prior to the Execution Date.

     9.03 Indemnification by Buyer. From and after Closing, the Buyer shall indemnify, defend and hold harmless the Seller Indemnitees from and against all Damages suffered by any of the Seller Indemnitees to the extent resulting from, arising out of, or incurred with respect to, or (in the case of claims asserted against any of the Seller Indemnitees by a third party) alleged to result from, arise out of or have been incurred with respect to, (i) any Breach of any representation or warranty as of the date made or as of the Closing Date of the Buyer contained in this Agreement or the certificates provided pursuant to
Section 1.06(b)(ix), (ii) any Breach of any covenant or other obligation of the Buyer contained in this Agreement or the certificates provided pursuant to
Section 1.06(b)(ix), (iii) the operation of the nvSRAM Product Line by Buyer on or after the Closing Date, and (iv) the ownership or use of the Assets by Buyer on or after the Closing Date.

     9.04 Application of Limitations.

         (a) There shall be no limit on indemnification arising from claims related to (i) fraud, (ii) third party products liability claims for products manufactured and sold by Seller prior to Closing that involve death or serious bodily injury or (iii) Liabilities for late deliveries in the purchase order identified on Part 9.01(a) of the Disclosure Schedule (but only for Liabilities for events that arise until the products covered by the purchase order are made available for shipment by Seller); provided, however, that Buyer shall not receive indemnification from Seller to the extent it has received payment from its insurance providers.

         (b) Subject to Section 9.04(a), the maximum indemnification liability for indemnification claims resulting from (i) Breach of provisions related to Sections 2.04, 2.07, 2.11, 2.15, 3.01, 3.04 and 10.04, (ii) claims arising in connection with a possible continuity of employment ("Betriebsubergang") from any former employees of Seller, except for those listed on Part 9.02 of the Disclosure Schedule, according to Section 613a of the German Civil Code, (iii) any Taxes, for which the tax liability of the Buyer arises from the conduct of the business within the meaning of ss. 75 of the German Fiscal Code ("Abgabenordnung") pursuant to Section 9.02(a), and (iv) claims pursuant to
Section 9.02(b), shall be the Purchase Price.

         (c) Subject to Section 9.04(a) and Section 9.04(b), the maximum indemnification liability for all indemnification claims by Buyer Indemnitees and Seller Indemnitees other than with respect to Sections 2.04, 2.07, 2.11, 2.15, 3.01, 3.04 and 10.04 shall be 5% of the Purchase Price, which shall exclusively be provided from the Common Stock deposited with the Escrow Agent.

         (d) Notwithstanding anything to the contrary herein, neither party shall be entitled to indemnification for Damages incurred as a result of any Breach of representations and warranties in this Agreement unless and until the amount of Damages for any single claim which may be asserted hereunder by such party, exceeds the Threshold Amount, at which time such party will have the right to all Damages incurred in excess of the Threshold Amount. "Threshold Amount" means an amount equal to US$50,000. In addition, notwithstanding anything herein to the contrary, this Section 9.04(d) shall not apply to any Breach arising due to fraud, Liabilities for late deliveries in the purchase orders identified on Part 9.01(a) of the Disclosure Schedule (but only for Liabilities for events that arise until the products covered by the purchase order are made available for shipment by Seller) or under Sections 2.04, 2.07, 2.11, 2.15, 3.01, 3.04 and 10.04.

     9.05 Defense of Third Party Claims.

         (a) An indemnified party under this Agreement shall promptly give written notice to the indemnifying party after obtaining knowledge of any third party claim or litigation against the indemnified party as to which recovery may be sought against the indemnifying party because of the indemnity set forth in Sections 9.02 or 9.03, specifying in reasonable detail the claim or litigation and the basis for indemnification; provided, however, that the failure of the indemnified party promptly to notify the indemnifying party of any such matter shall not release the indemnifying party, in whole or in part, from its obligations under this Article IX except to the extent the indemnified party's failure to so notify in breach of this paragraph (a) materially prejudices the indemnifying party's ability to defend against such third party claim or litigation. The indemnified party shall permit the indemnifying party to assume the defense of any such claim, litigation or any litigation resulting from such third party claim.

         (b) If the indemnifying party assumes the defense of any such third party claim or litigation, the obligations of the indemnifying party under this Agreement shall include taking all steps necessary in the investigation, defense or settlement of such claim or litigation (including the retention of legal counsel) and holding the indemnified party harmless from and against any and all losses caused by or arising out of any settlement approved by the indemnifying party or any judgment in connection with such claim or litigation. The indemnifying party shall not, in the defense of such claim or litigation, consent to entry of any judgment or enter into any settlement: (i) that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a complete release from all liability in respect of such claim or litigation, or (ii) the effect of which is to permit any injunction, declaratory judgment, other order or other equitable relief to be entered, directly or indirectly, against any indemnified party. The indemnifying party shall permit the indemnified party to participate in such defense or settlement through counsel chosen by the indemnified party, with the fees and expenses of such counsel borne by the indemnified party.

         (c) Failure by the indemnifying party to notify the indemnified party of its election to assume the defense of any such claim or litigation by a third party within thirty (30) days after notice thereof has been given to the indemnifying party shall be deemed a waiver by the indemnifying party of its right to assume the defense of such claim or litigation. If the indemnifying party does not assume the defense of such claim or litigation by a third party, the indemnified party may defend or settle such claim or litigation in such manner as the indemnified party may deem appropriate and may settle such claim or litigation on such terms as it may deem appropriate. Nothing in this Article IX shall limit Seller's obligation to reimburse Buyer for any Damages incurred by Buyer in connection with product warranty claims for which Buyer seeks reimbursement pursuant to Section 10.04.

     9.06 Exclusive Remedy; Additional Indemnification Issues.

         (a) The indemnification provided in this Article IX and the provisions of Section 10.04 shall constitute the exclusive remedy for breach of the representations and warranties in this Agreement, regardless of whether any claims or causes of action asserted with respect to such matters are brought in contract, tort or any other legal theory whatsoever; provided, however, that only in the case of fraud, the indemnification provisions in this Article IX are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have for breach of representation or warranty. All indemnification payments under this Article IX shall be treated by the parties as adjustments to the Purchase Price.

         (b) Notwithstanding any other provision of this Agreement, neither Seller nor Buyer shall be liable under this Article IX for an amount to the extent, if any, that any Damages giving rise to such amount results from a failure on the part of the indemnified party to exercise good faith in not jeopardizing or prejudicing the interests of the indemnifying party.

         (c) Each party hereto, in entering into this Agreement and performing at the Closing, agrees and acknowledges that it shall not be entitled to rely on the accuracy and completeness of any representation or warranty of the other party, including any matter set forth in any Schedule hereto, if and to the extent it shall have discovered any fact contrary to such representation or warranty during its due diligence investigation or otherwise and shall not have given to the other party notice thereof prior to the Closing Date.

         (d) No indemnified party shall seek or be entitled to incidental, indirect or consequential damages or damages for lost profits in any claim for indemnification under this Article IX, nor shall it accept payment of any award or judgment for such indemnification to the extent that such award or judgment includes such party's incidental, indirect or consequential damages or damages for lost profits.

                                    Article X
                                    ---------

                         CERTAIN POST-CLOSING COVENANTS

     10.01 Further Actions. From and after the Closing Date, Seller shall cooperate with Buyer and Buyer's Affiliates and Representatives, and shall execute and deliver such documents and take such other actions as Buyer may reasonably request, for the purpose of evidencing the Transactions and putting Buyer in possession and control of all of the Assets.

     10.02 Publicity.

         (a) Without limiting the generality of anything contained in Sections
4.08 and 5.02, Buyer and Seller shall ensure that, on and at all times after the Closing Date (unless written consent is obtained from the other party, which consent shall not be unreasonably withheld): (a) no press release or other publicity concerning any of the Transactions is issued or otherwise disseminated by or on behalf of Buyer or Seller, except in each case (i) as required by a Legal Requirement or pursuant to the rules of the relevant stock market or exchange and only after reasonable efforts have been made to consult with the other party regarding the content of such press release or other publicity or
(ii) as buyer deems necessary or appropriate in connection with any financing for the transactions contemplated by the Transactional Agreements; (b) Buyer and Seller shall continue to keep the terms of this Agreement and the other Transactional Agreements strictly confidential; and (c) Buyer and Seller keep strictly confidential any non-public document or other information that relates directly or indirectly to any of the Assets or the business of the Seller, Buyer or any Affiliate of Buyer.

         (b) Notwithstanding anything in this Agreement to the contrary, the parties hereto (and each Representative of a party) may disclose to any and all Persons, the Tax treatment and Tax structure of the Transactions and all materials of any kind that are provided to the parties relating to such Tax treatment and Tax structure.

     10.03 Legends. The certificates representing Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop orders shall be placed against the transfer thereof with the Buyer's transfer agent), stating substantially as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HEDGED OR HYPOTHECATED IN THE ABSENCE

         OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION

                  Following the effective date of a registration statement filed by Buyer pursuant to the Registration Rights Agreement to permit the resale of the Common Stock, Buyer shall follow reasonable and customary business practices in allowing for timely transfer of Common Stock held by the Buyer and the removal of the restrictive legend.

     10.04 Product Warranty Claims. From and after the Closing Date for a period of two (2) years thereafter, Seller shall provide prompt notice to Buyer of any product warranty claim received with respect to an nvSRAM product sold by or on behalf of Seller prior to the Closing. Buyer, on behalf of Seller and subject to Seller's prior confirmation that any such third party warranty claim is a valid claim, shall process any such approved nvSRAM product warranty claims for nvSRAM products sold by Seller prior to Closing. Seller's confirmation shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding Article IX, within ten days of receipt of written notice from Buyer, Seller shall reimburse Buyer in full for all actual and direct costs incurred by Buyer in connection with the processing of any such approved product warranty claim for a nvSRAM product sold by or on behalf of Seller prior to the Closing. If Buyer receives a remedy for all actual and direct costs incurred by Buyer in connection with the processing of any such approved product warranty claim for a nvSRAM product sold by or on behalf of Seller prior to the Closing, Buyer shall not be entitled to additional recovery for such costs and damages pursuant to Article IX. Notwithstanding anything to the contrary herein, nothing in this Section 10.04 shall be considered an assumption of Liability for nvSRAM products sold by Seller prior to Closing.

     10.05 Non-assignable Properties, Permits, Licenses and Contracts.

         (a) Agreement not an Assignment. This Agreement shall not constitute an assignment or transfer, or an attempted assignment or transfer, of any permit, approval, license, contract, agreement or similar item, including an Assumed Contract, which, but for this Section 10.05 (a), would constitute an Asset (a "Non-Assignable Asset"), if and to the extent that the assignment or transfer of such Non-Assignable Asset:

               (i) would require the Consent or waiver of a third party, including any Governmental Body ("Acquired Assets Requiring Consent");

               (ii) would constitute a breach of the terms of such Non-Assignable Asset; or

               (iii) would constitute a violation of any Governmental Order.

         (b) Cooperation. The Buyer and the Seller shall use their reasonable commercial efforts to obtain such Consents and waivers and in the meantime the

Buyer and the Seller shall use their reasonable best efforts to obtain for the Buyer the substantial benefit of any Non-Assignable Asset, subject to the corresponding liabilities and obligations; provided, however, that after the first anniversary of the Closing Date the Seller shall have no further obligations to the Buyer under this Section 10.05(b).

         (c) Provision of Benefits. To the extent that any Consent or waiver referred to in Section 10.05(a)(i) is not obtained by the Seller, the Seller shall use its reasonable commercial efforts to (i) provide to the Buyer the substantial benefits of any Acquired Assets Requiring Consent, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to the Buyer, and (iii) at the request of the Buyer, enforce for the account of the Buyer any right of the Seller arising from any Acquired Assets Requiring Consent (including the right to elect to terminate in accordance with the terms of such Acquired Assets Requiring Consent on the advice of the Buyer); provided, however, that after the first anniversary of the Closing Date the Seller shall have no further obligations to the Buyer under this Section 10.05(c).

         (d) Performance of Obligations. The Buyer shall perform the obligations of the Seller under or in connection with any Non-Assignable Asset except to the extent that the Buyer is not provided the benefits thereof in any material respect pursuant to this Section 10.05.

                                   Article XI

                            MISCELLANEOUS PROVISIONS

     11.01 Disclosure Schedule.

         (a) Disclosure Schedule. The information in the Disclosure Schedule constitutes (i) exceptions to particular representations, warranties, covenants and obligations of Seller or Buyer, as the case may be, as set forth in this Agreement or (ii) descriptions or lists of assets and liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in this Agreement will control.

         (b) Relation to Agreement. The statements in the Disclosure Schedule, and those in any supplement thereto, relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement.

     11.02 Fees and Expenses.

         (a) Seller's Fees and Expenses. The Seller shall bear and pay all fees, costs and expenses (including all fees and expenses payable to Montgomery & Co., financial advisor, all legal fees and expenses payable to McGuireWoods LLP, outside legal counsel to Seller, Seller's auditors, or any other audit firm providing services for Seller) that have been incurred or that are in the future incurred by or on behalf of the Seller in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) the investigation and review conducted by Seller and its Representatives with respect to the business of Buyer; (iii) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; (iv) the preparation and submission of any filing or notice required to be made or given by Seller (except with respect to any antitrust filings, which will be paid by Buyer pursuant to paragraph (b) below) in connection with any of the Transactions, and the obtaining of any Consent required to be obtained by Seller in connection with any of the Transactions; and (v) the consummation and performance of the Transactions; provided, however, that nothing contained herein shall be construed to indicate the Seller shall be required to pay any of Buyer's fees and expenses incurred in connection with the registration of the Common Stock pursuant to the Registration Rights Agreement or any other expenses incurred by Buyer for Buyer's benefit.

         (b) Buyer's Fees and Expenses. Subject to the provisions of Article IX (including the indemnification and other obligations of Seller thereunder), Buyer shall bear and pay all fees, costs and expenses (including all fees and expenses payable to SVB Alliant, financial advisor, and all legal fees and expenses payable to Holme Roberts & Owen LLP, outside legal counsel to Buyer) that have been incurred or that are in the future incurred by or on behalf of Buyer in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) the investigation and review conducted by Buyer and its Representatives with respect to the business of Seller; (iii) the negotiation, preparation and review of this Agreement, the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; (iv) the preparation and submission of any filing or notice required to be made or given by Buyer and by Seller with respect to any antitrust filings in connection with any of the Transactions, and the obtaining of any Consent required to be obtained by Buyer in connection with any of the Transactions (provided, however, that nothing herein shall require Buyer to expend more than de minimis out of pocket amounts); and (v) the consummation and performance of the Transactions.

     11.03 Attorneys' Fees. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     11.04 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

     if to Seller:

               Zentrum Mikroelektronik Dresden AG
               Grenzstrasse 28
               D-01109 Dresden
               GERMANY

               Attention:      Thilo von Selchow
               Facsimile:      +49 (351) 8822 246

               Copy to:

               McGuireWoods LLP
               One James Center
               901 East Cary Street
               Richmond, Virginia  23219-4030
               Attention:      Patrick A. De Ridder, Esq.
               Facsimile:      +1 (804) 698-2221



     if to Buyer:

               Simtek Corporation
               4250 Buckingham Drive
               Suite 100
               Colorado Springs, CO  80907
               USA

               Attention:      Harold Blomquist, President & CEO
               Facsimile:      +1 (719) 531-9481

               Copy to:

               Holme Roberts & Owen LLP
               1700 Lincoln Street, Suite 4100
               Denver, Colorado 80203
               Attention:      M&A Group (Simtek Corp./ZMD Transaction)
               Facsimile:      +1 (303) 866-0200


     11.05 Time of the Essence. Time is of the essence of this Agreement.

     11.06 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     11.07 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     11.08 Governing Law; Venue.

         (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Colorado (without giving effect to principles of conflicts of laws) and not by the U.N. Convention in the International Sale of Goods.

         (b) Any controversy or claim arising out of or relating to this Agreement shall be determined by arbitration in accordance with the International Arbitration Rules (the "Rules") of the International Centre for Dispute Resolution, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Such arbitration shall be held in New York, New York, U.S.A. by a panel of three arbitrators selected in accordance with the Rules. The arbitration shall be conducted in the English language.

     11.09 Successors and Assigns; Parties in Interest.

         (a) This Agreement shall be binding upon: Seller and their respective successors and assigns (if any); and Buyer and its successors and assigns (if any). This Agreement shall inure to the benefit of Seller, the Seller Indemnitees, the Buyer, the Buyer Indemnitees, and the respective successors and permitted assigns (if any) of the foregoing.

         (b) Neither party shall not be permitted to assign any of his or its rights or delegate any of his or its obligations under this Agreement without the other party's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that either party may assign this Agreement to its wholly-owned subsidiary or to a successor pursuant to a change in domicile.

         (c) Except for the provisions of Article IX hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and permitted assigns (if any). Without limiting the generality of the foregoing, (i) no employee or independent contractor of the Seller shall have any rights under this Agreement or under any of the other Transactional Agreements, and (ii) no creditor of Seller shall have any rights under this Agreement or any of the other Transactional Agreements.

     11.10 Remedies Cumulative; Specific Performance. The rights and remedies of the parties under this Agreement shall be cumulative (and not alternative). Each party agrees that: (a) in the event of any Breach or threatened Breach by the other party of any covenant, obligation or other provision set forth in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and (b) neither party nor any other Buyer or Seller Indemnitees shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

     11.11 Waiver.

         (a) Failure to Exercise Remedy Not Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

         (b) No Deemed Waiver. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unl ess the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     11.12 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the parties.

     11.13 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     11.14 Entire Agreement. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

     11.15 Construction.

         (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

         (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

         (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         (d) Except as otherwise indicated, all references in this Agreement to "Sections", "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement, Schedules of this Agreement and Exhibits to this Agreement.



                  [Remainder of page intentionally left blank]

         The parties to this Agreement have caused this Agreement to be executed and delivered as of the date first set forth above.


                        ZENTRUM MIKROELEKTRONIK DRESDEN AG
                        a stock corporation organized under the laws of Germany

                        By:     /s/Von Selchow
                             -------------------------------
                           Name:  VON SELCHOW
                           Title:  CEO


                        SIMTEK CORPORATION
                        a Colorado corporation

                        By:     /s/Harold A. Blomquist
                                ----------------------------
                                Name:  Harold A. Blomquist
                                Title:  President & CEO

                                    EXHIBIT A
                               Certain Definitions

     For purposes of the Agreement (including this Exhibit A) the following terms and variations thereof have the meanings specified or referred to in this Exhibit A:

     Acquired Assets Requiring Consent. "Acquired Assets Requiring Consent" shall have the meaning set forth in Section 10.05(a) of the Agreement.

     Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving the sale or other disposition of all or any portion of the business or assets of Seller related to the nvSRAM Product Line.

     Adjustment Amount. "Adjustment Amount" shall have the meaning set forth in
Section 1.03(a) of the Agreement.

     Affiliate. "Affiliate" shall mean with respect to a Person, any other Person controlling, controlled by, or under common control with such Person. As used in this definition, the word "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise. A person conclusively will be deemed to control another person if it owns greater than 50% of the equity or voting power of such person.

     Agreement. "Agreement" shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

     Assets. "Assets" shall have the meaning set forth in Section 1.01(a) of the Agreement.

     Assigned Intellectual Property Assets. "Assigned Intellectual Property Assets" shall have the meaning set forth in Section 2.07(a) of the Agreement.

     Assignment Agreement. "Assignment Agreement" shall have the meaning set forth in Section 1.06(a)(ii) of the Agreement.

     Assumed Contracts. "Assumed Contracts" shall have the meaning set forth in
Section 1.01(a)(vi) of the Agreement.

     Assumed Liabilities. "Assumed Liabilities" shall have the meaning set forth in Section 1.02(b) of the Agreement.

     Bill of Sale. "Bill of Sale" shall have the meaning set forth in Section 1.06(a)(iv) of the Agreement.

     Breach. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision of this Agreement if there is or has been (a) any inaccuracy in or breach (including any inadvertent or innocent breach) of, or any failure (including any inadvertent failure) to comply with or perform, such representation, warranty, covenant, obligation or other provision, (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision or (c) any event that with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

     Buyer. "Buyer" shall have the meaning set forth in the first paragraph of the Agreement.

     Buyer Group. "Buyer Group" shall have the meaning set forth in Section 4.01 of the Agreement.

     Buyer Indemnitees. "Buyer Indemnitees" shall mean the following Persons:
(a) Buyer; (b) Buyer's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses (a) and (b) above; and (d) the respective successors and assigns of the Persons referred to in clauses (a),
(b) and (c) above.

     Closing. "Closing" shall have the meaning set forth in Section 1.05 of the Agreement.

     Closing Certificates. "Closing Certificates" shall mean the certificates delivered at Closing by Seller in accordance with Section 1.06(a) or Article VI and by Buyer in accordance with Section 1.06(b) or Article VII.

     Closing Date. "Closing Date" shall have the meaning set forth in Section
1.05 of the Agreement.

     Closing Date Inventory Accounting. "Closing Date Inventory Accounting" shall have the meaning set forth in Section 1.03(a).

     Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     Common Stock. "Common Stock" shall have the meaning set forth in Section 1.02(a) of the Agreement.

     Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization.

     Contract. "Contract" shall mean any written or oral, agreement, contract, understanding, arrangement, instrument, note, guaranty, deed, assignment, purchase order, work order or commitment.

     Copyrights. "Copyrights" shall have the meaning set forth in Section 2.07(a)(iii) of the Agreement.

     Current Inventory Accounting. "Current Inventory Accounting" shall have the meaning set forth in Section 2.06.

     Damages. "Damages" shall include any loss, damage, injury, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any reasonable legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

     Data Materials. "Data Materials" shall have the meaning set forth in
Section 1.01(a) of this Agreement.

     Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered in connection with this Agreement, copies of which are attached to the Agreement and incorporated in the Agreement by reference.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, encroachment, covenant, infringement, interference, Governmental Order, proxy, option, right of first refusal, preemptive right, community or other marital property interest, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     Escrow Agent. "Escrow Agent" shall mean the escrow agent so designated under the Escrow Agreement.

     Escrow Agreement. "Escrow Agreement" shall have the meaning set forth in
Section 1.02(a)(ii) of the Agreement.

     Exchange Act. "Exchange Act" shall have the meaning set forth in Section
3.03 of the Agreement.

     Execution Date. "Execution Date" shall have the meaning set forth in the first paragraph of the Agreement.

     Financial Statements. "Financial Statements" shall have the meaning set forth in Section 2.02 of the Agreement.

     Governing Documents. "Governing Documents" with respect to any particular entity shall mean:

     (a) if a corporation, the articles or certificate of incorporation and the bylaws;

     (b)if a limited liability company, the certificate of formation or articles of organization and the limited liability company agreement or operating agreement;

     (c) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of a Person;

     (d) all equity holders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person, or relating to the rights, duties and obligations of the equity holders of any Person; and

     (e) any amendment or supplement to any of the foregoing.

     Governmental Body. "Governmental Body" shall mean any:

     (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

     (b) federal, state, local, municipal, foreign or other government;

     (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

     (d) multi-national organization or body; or

     (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

     Governmental Order. "Governmental Order" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

     Intellectual Property. "Intellectual Property" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

     Intellectual Property Assets. "Intellectual Property Assets" shall have the meaning set forth in Section 2.07(a) of the Agreement.

     Inventory. "Inventory" shall have the meaning set forth in Section 1.01(a) of the Agreement.

     Knowledge. "Knowledge" shall mean with respect to Seller, the actual knowledge after reasonable inquiry at the date of this Agreement and the Closing Date of Thilo von Selchow, Klaus Troschel, Dr. Steffen Buschbeck, Richard Gibbs and Konrad Herre and with respect to Buyer, the actual knowledge after reasonable inquiry at the date of this Agreement and the Closing Date of Harold Blomquist, Brian Alleman and David Still.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, directive, pronouncement or regulation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Liability. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

     License Agreement. "License Agreement" shall have the meaning set forth in
Section 1.06(a)(vii) of the Agreement.

     Licensed Intellectual Property Assets. "Licensed Intellectual Property Assets" shall have the meaning set forth in Section 2.07(a) of the Agreement.

     Marks. "Marks" shall have the meaning set forth in Section 2.07(a) of the Agreement.

     Non-Assignable Asset. "Non-Assignable Asset" shall have the meaning set forth in Section 10.05(a) of the Agreement.

     Non-Competition Agreement. "Non-Competition Agreement" shall have the meaning set forth in Section 1.06(a)(viii).

     nvSRAM. "nvSRAM" shall mean non-volatile static random access memory.

     nvSRAM Product Line. "nvSRAM Product Line" shall have the meaning set forth in Section 1.01 of the Agreement.

     OTCBB. "OTCBB" shall have the meaning set forth in Section 3.13.

     Patents. "Patents" shall have the meaning set forth in Section 2.07(a) of the Agreement.-

     Person. "Person" shall mean any individual, Entity or Governmental Body.

     Pre-Closing Period. "Pre-Closing Period" shall mean the period from the date of the Agreement through the day immediately prior to the Closing Date.

     Proceeding. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

     Projected Inventory Accounting. "Projected Inventory Accounting" shall have the meaning set forth in Section 1.03(a).

     Purchase Price. "Purchase Price" shall have the meaning set forth in
Section 1.02(a) of the Agreement.

     Record. "Record" shall mean information that is inscribed on a tangible medium or that is stored in an electronic or other medium that is retrievable in a perceivable form.

     Registration Rights Agreement. "Registration Rights Agreement" shall have the meaning set forth in Section 1.06(a)(ix).

     Representatives. "Representatives" shall mean, with respect to a particular Person, any officer, director, manager, member, partner, employee, agent, attorney, accountant, advisor or other representative of that Person.

     Rules. "Rules" shall have the meaning set forth in Section 11.08.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     SEC Reports. "SEC Reports" shall have the meaning set forth in Section
3.03.

     Securities Act. "Securities Act" shall have the meaning set forth in
Section 3.03 of the Agreement.

     Seller. "Seller" shall have the meaning set forth in the first paragraph of the Agreement.

     Seller Contract. "Seller Contract" shall mean any Contract related to the nvSRAM Product Line: (a) to which the Seller is a party; (b) by which the Seller or any of its assets is or may become bound or under which the Seller has, or may become subject to, any obligation; or (c) under which the Seller has or may acquire any right or interest.

     Seller Indemnitees. "Seller Indemnitees" shall mean the following Persons:
(a) Seller; (b) Seller's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses (a) and (b) above; and (d) the respective successors and assigns of the Persons referred to in clauses (a),
(b) and (c) above.

     Software. "Software" shall mean all computer software and subsequent versions thereof, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith.

     SRAM. "SRAM" shall mean static random access memory.

     Tax. "Tax" or "Taxes" shall mean any national, federal, state, local, or foreign tax (including any income, profits, franchise, license, severance, premium, windfall profits, environmental (including taxes under section 59A of the Code), customs duties, capital stock, estimated, alternative or add-on minimum, gross receipts, value-added, surtax, excise, ad valorem, transfer, stamp, sales, use, property (real or personal), business, occupation, inventory, occupancy, withholding, social security (or similar), employment, unemployment, disability, payroll or other tax of any kind whatsoever), levy, assessment, tariff, impost, imposition, toll, duty, whether computed on a separate, combined, unitary, or consolidated basis or any other manner, and including any interest, penalty, or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

     Threshold Amount. "Threshold Amount" shall have the meaning set forth in
Section 9.04(d) of the Agreement.

     Trade Secrets. "Trade Secrets" shall have the meaning set forth in Section 2.07(a) of the Agreement.

     Transactional Agreements. "Transactional Agreements" shall mean: (a) the Agreement; (b) the Assignment Agreement; (c) the License Agreement; (d) the Non-Competition Agreement, (e) the Registration Rights Agreement, (f) the Escrow Agreement; (g) the Bill of Sale, and (h) the WIP Purchase Order.

     Transactions. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the sale of the Assets by Seller to Buyer in accordance with the Agreement; (ii) the assignment of the Assumed Liabilities by Seller, and the assumption of the Assumed Liabilities by Buyer pursuant to the Assignment Agreement; and (iii) the performance by Seller and Buyer of their respective obligations under the Transactional Agreements, and the exercise by Seller, the Buyer of their respective rights under the Transactional Agreements.

     Unaudited Balance Sheet. "Unaudited Balance Sheet" shall have the meaning set forth in Section 2.02(a) of the Agreement.

     Unaudited Balance Sheet Date. "Unaudited Balance Sheet Date" shall have the meaning set forth in Section 2.02(a) of the Agreement.

     VAT. "VAT" shall mean value-added tax.

     VAT Assignment. "VAT Assignment" shall have the meaning set forth in
Section 1.04 of the Agreement.

     VAT Claim. "VAT Claim" shall have the meaning set forth in Section 1.04 of the Agreement.

     WIP. "WIP" shall have the meaning set forth in Section 5.06 of the Agreement.

     WIP Purchase Order. "WIP Purchase Order" shall have the meaning set forth in Section 1.06(b)(viii) of the Agreement.

         Recitals............................................................ 1
         Agreement............................................................1

Article I SALE OF ASSETS; RELATED TRANSACTIONS................................1
         1.01     Sale of Assets..............................................1
         1.02     Consideration...............................................2
         1.03     Adjustment to Purchase Price................................3
         1.04     Transfer Taxes..............................................4
         1.05     Closing.....................................................4
         1.06     Closing Obligations.........................................4

Article II REPRESENTATIONS AND WARRANTIES OF SELLER...........................6
         2.01     Due Organization............................................6
         2.02     Financial Statements........................................6
         2.03     Absence of Changes..........................................7
         2.04     Title to Assets.............................................7
         2.05     Customers and Distributors..................................7
         2.06     Inventory...................................................8
         2.07     Intellectual Property Assets................................8
         2.08     Contracts..................................................10
         2.09     Liabilities................................................11
         2.10     Compliance with Legal Requirements.........................11
         2.11     Sale of nvSRAM Products; Performance of Services...........11
         2.12     Insurance..................................................11
         2.13     Related Person Transactions................................11
         2.14     Proceedings; Governmental Orders...........................11
         2.15     Authority; Binding Nature of Agreements....................12
         2.16     Non-Contravention; Consents................................12
         2.17     Brokers....................................................13
         2.18     Investor Status............................................13

Article III REPRESENTATIONS AND WARRANTIES OF BUYER..........................14
         3.01     Authority; Binding Nature of Agreements....................14
         3.02     Organization, Good Standing and Power......................14
         3.03     Exchange Act Filings; Financial Statements.................14
         3.04     Common Stock...............................................15
         3.05     Proceedings................................................15
         3.06     Non-Contravention..........................................15
         3.07     Capitalization.............................................15
         3.08     Press Releases.............................................15
         3.09     Material Changes...........................................16
         3.10     Compliance.................................................16
         3.11     Insurance..................................................16
         3.12     Certain Registration Matters...............................16
         3.13     Listing and Maintenance Requirements.......................16
         3.14     Solvency...................................................17
         3.15     Investment Company.........................................17
         3.16     Brokers....................................................17

Article IV PRE-CLOSING COVENANTS OF SELLER...................................17
         4.01     Access and Investigation...................................17
         4.02     Operation of Business......................................17
         4.03     Filings and Consents.......................................18
         4.04     Notification; Updates to Disclosure Schedule...............18
         4.05     No Negotiation.............................................18
         4.06     Entry Into Non-Competition Agreement.......................18
         4.07     Best Efforts...............................................19
         4.08     Confidentiality............................................19
Article V PRE-CLOSING COVENANTS OF BUYER.....................................19
         5.01     Best Efforts...............................................19
         5.02     Confidentiality............................................19
         5.03     Filings and Consents.......................................19
         5.04     Notification; Updates to Disclosure Schedule...............19
         5.05     Bankruptcy.................................................20
         5.06     Work in Progress...........................................20

Article VI CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE...............21
         6.01     Accuracy of Representations................................21
         6.02     Performance of Obligations.................................21
         6.03     Consents...................................................21
         6.04     No Material Adverse Effect.................................21
         6.05     No Proceedings.............................................22
         6.06     No Prohibition.............................................22
         6.07     Resources to Operate the Business..........................22
         6.08     Financing..................................................22

Article VII CONDITIONS PRECEDENT TO SELLER's OBLIGATION TO CLOSE.............22
         7.01     Accuracy of Representations................................22
         7.02     Buyer's Performance........................................22
         7.03     No Material Adverse Effect.................................23
         7.04     No Proceedings.............................................23
         7.05     No Prohibition.............................................23

Article VIII TERMINATION.....................................................23
         8.01     Termination Events.........................................23
         8.02     Termination Procedures.....................................24
         8.03     Effect of Termination......................................24

Article IX INDEMNIFICATION, ETC..............................................24
         9.01     Survival of Representations and Covenants..................24
         9.02     Indemnification by Seller..................................24
         9.03     Indemnification by Buyer...................................25
         9.04     Application of Limitations.................................25
         9.05     Defense of Third Party Claims..............................26
         9.06     Exclusive Remedy; Additional Indemnification Issues........27

Article X CERTAIN POST-CLOSING COVENANTS.....................................28
         10.01    Further Actions............................................28

         10.02    Publicity..................................................28
         10.03    Legends....................................................28
         10.04    Product Warranty Claims....................................29
         10.05    Non-assignable Properties, Permits, Licenses
                  and Contracts..............................................29

Article XI MISCELLANEOUS PROVISIONS..........................................30
         11.01    Disclosure Schedule........................................30
         11.02    Fees and Expenses..........................................30
         11.03    Attorneys' Fees............................................31
         11.04    Notices....................................................31
         11.05    Time of the Essence........................................32
         11.06    Headings...................................................32
         11.07    Counterparts...............................................32
         11.08    Governing Law; Venue.......................................33
         11.09    Successors and Assigns; Parties in Interest................33
         11.10    Remedies Cumulative; Specific Performance..................33
         11.11    Waiver.....................................................34
         11.12    Amendments.................................................34
         11.13    Severability...............................................34
         11.14    Entire Agreement...........................................34
         11.15    Construction...............................................34

                               EXHIBIT 1.02(a)(ii)


                                ESCROW AGREEMENT


This ESCROW AGREEMENT, dated December ___, 2005, ("Escrow Agreement") is entered into by and among Simtek Corporation, a Colorado corporation ("Purchaser"), Zentrum Mikroelektronic Dresden AG, a German stock corporation ("Seller"), and Wells Fargo Bank _____________, National Association ("Escrow Agent").

                                    RECITALS

A. Seller has agreed to sell to Purchaser certain assets pursuant to the terms of that certain Asset Purchase Agreement dated as of December ___, 2005, by and between Purchaser and Seller (the "Purchase Agreement").

B. The Purchase Agreement provides that Purchaser shall deposit a stock certificate representing ______ shares of common stock, par value $0.01 per share, of Purchaser, issued in the name of Seller (the "Escrowed Shares"), in escrow for the purpose of providing a fund for the payment of certain amounts that may be owed by Seller to Purchaser in connection with the indemnification obligations of Seller under the Purchase Agreement.

C. This Escrow Agreement shall govern the terms upon which the Escrow Agent may distribute the Escrowed Shares to Purchaser and Seller.

D. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Acceptance of Appointment; Deposit of Escrowed Shares. Wells Fargo Bank ____________, National Association, hereby agrees to act as Escrow Agent under this Escrow Agreement subject to the conditions set forth herein. Purchaser agrees to deposit the Escrowed Shares with the Escrow Agent at the Closing. The receipt of the Escrowed Shares is hereby acknowledged by the Escrow Agent.

2. Claim Certificates. Purchaser, prior to ____, 2006 [NTD: the date 6 months after the Closing Date] (the "Expiration Date"), may make a claim or claims to some or all of the Escrowed Shares (each a "Claim") by delivering to Escrow Agent one certificate (the "Claim Certificate") signed by an authorized officer of Purchaser stating:

(a)  that Purchaser is entitled to be indemnified under the Purchase Agreement;

(b)    the reasons therefor, set forth in reasonable detail for each Claim;

(c) the amount of each Claim by Purchaser, and where the amount of a Claim is not a liquidated sum, the amount of such Claim reasonably estimated by Purchaser;

(d) the number of Escrowed Shares corresponding to the amount of each Claim, calculated based on a value of each Escrowed Share equaling $__________ [NTD: the volume weighted average price of Common Stock for the 60 trading days prior to the Execution Date]; and

(e) that Purchaser has delivered a copy of such Claim Certificate to Seller and the date on which such copy was delivered.

When the Claim Certificate is delivered to Escrow Agent, Escrow Agent shall thereupon promptly notify Seller of its receipt.

3. Disputed Claims. Seller may dispute or object to any Claim (a "Disputed Claim"), in whole or in part (including the amount of a Claim), by delivering to the Escrow Agent one notice (the "Objection Notice") within 30 calendar days of receipt by Escrow Agent of the Claim Certificate stating:

(a)  that Seller disputes or objects to such Claim;

(b)  the reasons for such objections or dispute, set forth in reasonable detail;

(c) that Seller has delivered a copy of the Objection Notice to Purchaser and the date on which such copy was delivered; and

(d) any Claim(s) or the portion of any Claim(s) set forth in the Claim Certificate, if any, for which there is no dispute or objection, including the number of Escrowed Shares corresponding to the amount of each such Claim or portion of each such Claim, calculated based on a value of each Escrowed Share equaling $___ [NTD: the volume weighted average price of Common Stock for the 60 trading days prior to the Execution Date].

When there shall be delivered to Escrow Agent the Objection Notice, Escrow Agent shall thereupon notify Purchaser of its receipt.

4.   Settlement of Claims.

4.1. If a Disputed Claim or Disputed Claims exist(s), Purchaser and Seller shall make a good faith effort to settle the dispute(s) within the 20 calendar days following the delivery of the Objection Notice to the Escrow Agent and if such Disputed Claim(s) can be settled, in whole or in part (a "Settled Claim"), the Purchaser and Seller shall execute notice (the "Settlement Notice") and send such Settlement Notice to the Escrow Agent. The Settlement Notice shall detail the Settled Claim along with the number of Escrowed Shares corresponding to the amount of the Settled Claim and the number of Escrowed Shares to be distributed to the Purchaser and/or Seller (as applicable), calculated based on a value of each Escrowed Share equaling $____ [NTD: the volume weighted average price of

Common Stock for the 60 trading days prior to the Execution Date]. If a Disputed Claim exists and such Disputed Claim cannot be settled in whole in accordance with this section within 20 calendar days following the delivery of the Objection Notice to the Escrow Agent, Purchaser and Seller shall resolve such dispute in accordance with the provisions of Section 11.08(b) of the Purchase Agreement.

5.     Distribution of Escrowed Shares.

5.1.   Escrow Agent shall make the following distribution(s) of Escrowed Shares:

(a) upon the day following the Expiration Date, all of the Escrowed Shares held by the Escrow Agent pursuant to the terms of this Escrow Agreement, less the shares covered by pending Claims, Disputed Claims or Settled Claims, shall be released promptly by Escrow Agent to Seller or its successors or assigns;

(b) for any Escrowed Shares covered by pending Claims, the Escrow Agent shall promptly release the following amount of Escrowed Shares to the Purchaser or its successors or assigns:

     (i) once it receives the written consent or agreement (including, without limitation, pursuant to Section 3(d) above) of Seller with respect to such distribution, the amount of Escrowed Shares set forth in such written consent or agreement; and

     (ii) if it does not receive an Objection Notice within 30 calendar days of receipt by Escrow Agent of the Claim Certificate, the amount of Escrowed Shares corresponding to the Claim(s) set forth in the Claim Certificate;

(c) for any Escrowed Shares covered by Disputed Claims, the Escrow Agent shall promptly release the following amount of Escrowed Shares to the Purchaser or its successors or assigns:

     (i) once it receives a copy of the Settlement Notice with respect to a Settled Claim, the amount of Escrowed Shares set forth in the Settlement Notice to be distributed to Purchaser; and

     (ii) once it receives a copy of a Final Decision with respect to a Disputed Claim, the amount of Escrowed Shares set forth in the Final Decision to be distributed to Purchaser; ("Final Decision" means a decision, order, judgment or decree of the arbitrator(s) called for in Section 11.08(b) of the Purchase Agreement.)

(d) for any Escrowed Shares covered by Disputed Claims, the Escrow Agent shall promptly release the following amount of Escrowed Shares to the Seller or its successors or assigns:

     (i) once it receives a copy of the Settlement Notice with respect to a Settled Claim, the amount of Escrowed Shares set forth in the Settlement Notice to be distributed to Seller; and

     (ii) once it receives a copy of a Final Decision with respect to a Disputed Claim, the amount of Escrowed Shares set forth in the Final Decision to be distributed to Seller.

5.2 At any time the Escrow Agent is required to release a portion of the Escrowed Shares to the Seller under this Escrow Agreement, the Escrow Agent shall give Purchaser prompt written notice of this event. Upon receipt of such notice, Purchaser covenants that it will promptly issue two new stock certificates, the first being in the amount of Escrowed Shares to be released to the Seller and the second to represent the number Escrowed Shares that remain possible for distribution to the Seller under this Escrow Agreement (if any), each in the name of the Seller, or its successors or assigns, and deliver such stock certificates to the Escrow Agent, the first for prompt distribution to Seller.

5.3 At any time the Escrow Agent is required to release a portion of the Escrowed Shares to the Purchaser under this Escrow Agreement, the Escrow Agent shall give Purchaser prompt written notice of this event. Upon receipt of such notice, Purchaser covenants that it will promptly issue a new stock certificate in the name of the Seller, or its successors or assigns, in the amount to represent the number Escrowed Shares that remain possible for distribution to the Seller under this Escrow Agreement (if any), and deliver such stock certificate to the Escrow Agent.

6. Holding of Escrowed Shares. The Escrow Agent shall hold the Escrowed Shares in escrow pursuant to the terms and conditions set forth in this Escrow Agreement.

7. Notices. All notices, requests, demands, and other communications under this Escrow Agreement shall be in writing and shall be deemed to have been duly given
(a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile/email transmission to the facsimile number/email address given below, (c) on the third day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the seventh day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to Purchaser:         Simtek Corporation

                         4250 Buckingham Drive, Suite 100
                         Colorado Springs, CO  80907  USA
                         Attention:    Harold Blomquist, President & CEO
                         Facsimile:    +1 (719) 531-9481
                         Email:     HaroldB@Simtek.com

                         Copy to:

                         Holme Roberts & Owen LLP
                         1700 Lincoln Street, Suite 4100
                         Denver, CO 80203  USA
                         Attention:    Hendrik F. Jordaan, Esq.
                         Facsimile:    +1 (303) 866-0200
                         Email:     Hendrik.Jordaan@hro.com

If to Seller:            Zentrum Mikroelektronik Dresden AG
                         Grenzstrasse 28
                         D-01109 Dresden GERMANY
                         Attention:      Thilo von Selchow
                         Facsimile:      +49 (351) 8822 246
                         Email       tvs@zmd.de

                         Copy to:

                         McGuireWoods LLP
                         One James Center
                         901 East Cary Street
                         Richmond, Virginia  23219-4030
                         Attention:    Patrick A. De Ridder, Esq.
                         Facsimile:    +1 (804) 698-2221
                         Email:      pderidder@mcguirewoods.com

If to Escrow Agent:


                          ------------------------------------------------------
                          ------------------------------------------------------
                          ------------------------------------------------------


or to such other address as a party shall designate by written notice to all other parties to the Escrow Agreement.

8. Escrow Agent's Liability. Escrow Agent undertakes to perform such duties and only such duties as are specifically set forth in this Escrow Agreement, and no implied covenants or obligations shall be read into this Escrow Agreement against Escrow Agent. In the absence of gross negligence or willful misconduct on its part, Escrow Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to Escrow Agent. Escrow Agent may act upon any instrument, certificate, opinion or other writing believed by it without gross negligence to be genuine, and shall not be liable in connection with the performance by it of its duties pursuant to the provisions of the Escrow Agreement, except for its own gross negligence, willful misconduct or fraud. Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel. Escrow Agent may execute powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys. The Escrow Agent shall have no lien on the Escrowed Shares. The Escrow Agent waives any right of set-off, lien or similar right with respect to the Escrowed Shares which arises by operation flow or otherwise.

9. Termination of Escrow. Upon settlement of all pending Claims, Disputed Claims and Settled Claims, this escrow shall terminate, and all remaining Escrowed Shares held by Escrow Agent shall be released by Escrow Agent to Seller or its successors or assigns.

10. Fees and Expenses. Escrow Agent is entitled to compensation in accordance with "Exhibit A" attached hereto and incorporated herein by reference which shall be payable 50% by Purchaser and 50% by Seller. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Escrow Agreement or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys' fees, occasioned by any delay, controversy, litigation or event.

11. Indemnification of Escrow Agent. Purchaser and Seller both jointly and severally hereby indemnify and hold harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating to this Escrow Agreement or any transaction to which this Escrow Agreement relates unless such action, claim or proceeding is the result of the gross negligence, willful misconduct or fraud of the Escrow Agent.

12. Resignation. Escrow Agent may resign upon 30-days advance written notice to the parties hereto. If a successor escrow agent is not appointed within the 30-day period following such notice, Escrow Agent may petition any court of competent jurisdiction to name a successor Escrow Agent or interplead the Escrowed Shares with such court, whereupon Escrow Agent's duties hereunder shall terminate.

13. Successors and Assigns. Except as otherwise provided for in this Escrow Agreement, Escrow Agent shall not assign this Escrow Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Escrow Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

14. Governing Law; Jurisdiction. This Escrow Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of Colorado, without giving effect to the principles of conflict of laws thereof.

15. Amendments; Waivers. This Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any conditions, or of the breach of any provision, term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such conditions, or of the breach of any other provision, term, covenant, representation, or warranty of this Escrow Agreement.

16. Counterparts. This Escrow Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

17. Entire Agreement. This Escrow Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

18. Section Headings. The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

19. Severability. In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

                      [Signature Page to Escrow Agreement]


IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be signed the day and year first above written.



SIMTEK CORPORATION

By:
              ---------------------------------------------------------

Name
              ---------------------------------------------------------

Its
              ---------------------------------------------------------



ZENTRUM MIKROELEKTRONIC DRESDEN AG

By:
              ---------------------------------------------------------

Name
              ---------------------------------------------------------

Its
              ---------------------------------------------------------



WELLS FARGO BANK __________, NATIONAL ASSOCIATION, as Escrow Agent

By:
              ---------------------------------------------------------

Name
              ---------------------------------------------------------

Its
              ---------------------------------------------------------

















                      [Signature Page to Escrow agreement]

                              EXHIBIT 1.06(a)(vii)

                                LICENSE AGREEMENT
This LICENSE AGREEMENT ("Agreement") is entered into and made effective _____________, 200__ ("Effective Date") by and between Zentrum Mikroelektronik Dresden AG, a German stock corporation ("ZMD"), and Simtek Corporation, a Colorado corporation ("Simtek").

                                    RECITALS

Simtek and ZMD have entered into a certain Asset Purchase Agreement, dated _____________, 2005 (the "Purchase Agreement") under which Simtek has acquired, among other things, all right, title and interest in and to the Assigned Intellectual Property Assets and other assets of ZMD used in connection with and related to the nvSRAM product line of ZMD.

Simtek and ZMD have entered into a certain Product License Development and Support Agreement, dated June 1, 1994, and certain Cooperation Agreements functioning as amendments thereto (as amended, the "Development Agreement") under which each party granted to the other certain rights relating to the manufacture, use and sale of certain semiconductor products.

The Parties desire to enter into this Agreement to reaffirm the termination of the Development Agreement and to each grant the other certain rights relating to the rights previously granted under the Development Agreement.

                                    AGREEMENT

The Parties hereby agree to enter into and be legally bound by the following terms and conditions:

1. Definitions; Construction and Interpretation. As used in this Agreement, the terms defined in Exhibit 1.1 have the meanings given to those terms therein. Other capitalized terms used in this Agreement have the meanings given to them below. All other terms have their plain English meaning or, as applicable, their generally known meaning in the semiconductor industry. This Agreement together with the Exhibits hereto (all of which are hereby incorporated herein and made a part hereof) constitutes the complete, final and exclusive agreement between the Parties regarding the subject matter hereof and cancels and supersedes all prior or contemporaneous agreements, understandings, and communications between the Parties, including the Development Agreement.

2. Termination of the Development Agreement. To the extent not already terminated, the parties hereby irrevocably, unconditionally, and completely terminate the Development Agreement, including all rights, licenses and obligations granted and undertaken there under. Simtek and ZMD will have no further rights, and no further obligations to each other, under the Development Agreement.

3. LICENSE GRANTS.

     3.1 By Simtek. Subject to the terms of this Agreement, and the restrictions set forth in the Non-Competition and Non-Solicitation Agreement entered into by the parties pursuant to the Purchase Agreement (the "Non-Competition Agreement"), Simtek grants to ZMD a perpetual, nonexclusive, royalty-free, fully paid-up unlimited right and license under the Simtek Licensed Patent Claims and Simtek Licensed Know-How, solely to make, have made, use, have used, sell, have sold, offer for sale, import, make Developments and otherwise practice ZMD Products, and the right to grant sublicenses to others to do the same on behalf of and for the benefit of ZMD.

     3.2 By ZMD. Subject to the terms of this Agreement, ZMD grants to Simtek a perpetual, nonexclusive, royalty-free, fully paid-up, unlimited right and license under the ZMD Licensed Patent Claims and ZMD Licensed Know-How, solely to make, have made, use, have used, sell, have sold, offer for sale, and import, make Developments and otherwise practice Simtek Products, and the right to grant sublicenses to others to do the same on behalf of and for the benefit of Simtek.

     3.3 Limitations. Except for the rights and licenses in and to the Licensed Patents, and Licensed Know-How expressly granted in this Agreement, no other rights are granted to either party under this Agreement and nothing in this Agreement will be construed as granting by implication, estoppel, or otherwise, any license or rights under Intellectual Property Assets of either party other than as expressly set forth in this Agreement. Subject to the limitations imposed by the Non-Competition Agreement, each party reserves the right to make, have made, use, have used, sell, have sold, offer to sell, practice, and improve products and processes that consist of, include, or are based on such party's Licensed Patents or Licensed Know-How. Each party will mark or caused to be marked with applicable numbers of Licensed Patents each Licensed Product sold or otherwise disposed of by such party or its sublicensees as required by law.

4. Transfer and Assistance. ZMD will provide Simtek with reasonable assistance to affect the orderly transfer of all applicable ZMD Licensed Patents and ZMD Licensed Know-How to Simtek and will notify Simtek promptly upon: (1) the conception or discovery of any ZMD Licensed Know-How or ZMD Licensed Patent, including, without limitation, a complete technical description of such ZMD Licensed Know-How or ZMD Licensed Patent sufficient to allow Simtek to practice the best mode of the ZMD Licensed Know-How or ZMD Licensed Patent; (2) any material change in status or Simtek's reasonable request, about the status of any patent applications or patents which are part of the ZMD Licensed Patents; and (3) the issuance or extension of any ZMD Licensed Patents.

5. Ownership. Each party will retain ownership of all right, title and interest in and to the Licensed Patents and Licensed Know-How of that party. This Agreement does not contemplate the joint conception, discovery, development, or reduction to practice of any Developments. Any Developments relating to any Licensed Patents or Licensed Know-How of either party will be owned by the party conceiving, discovering, developing, or reducing those Developments to practice. All Developments will be treated as "Licensed Patents" and "Licensed Know-How", respectively, of the party owning such Developments and, in the case of ZMD, will be included in the licenses granted by ZMD to Simtek under this Agreement.

6. Infringement and Misappropriation. Each party will promptly notify the other party of any alleged infringement or misappropriation by a third party of any of the other party's Licensed Patents or Licensed Know-How. The party owning any Licensed Patent or Licensed Know-How (the "Owner") will have the primary right, but not the obligation, to take action in its own name to secure the cessation of any infringement or misappropriation of such Licensed Patent or Licensed Know-How. Any such action will be conducted at the Owner's expenses, employing counsel of its own choosing, although the other party will reasonably cooperate with and assist the Owner in connection with any such action. Any damages or other monetary awards recovered by a party taking action or bringing suit against infringement will be applied first to reimburse any costs and expenses reasonably incurred by the other party in assisting the Owner in connection with the action or suit, and then the Owner will receive the remaining balance.

7. NO ADDITIONAL FEES AND PAYMENTS. The rights and licenses granted under this Agreement are royalty-free and fully paid-up and there will be no fees or payments due either party under this Agreement. All costs and expenses relating to the obligations of either party will be borne by the party incurring such expenses.

8. WITHHOLDING TAX. The services rendered under this Agreement may be subject to national VAT. The parties are aware that a thorough calculation with regard to the values of the licenses mutually granted is necessary for the purpose of taxation. Therefore, the parties agree to prepare such evaluation subsequent to the execution of this Agreement. In the event that the services rendered under this Agreement are subject to national VAT, the reverse charge procedure shall then be applicable in Germany according to Section 13b German VAT Act (Umsatzsteuergesetz). For the avoidance of doubt, the parties agree that ZMD's services are rendered to Simtek Corp., USA, but not to a German branch or entity of Simtek. In addition, the parties are aware that withholding tax obligations may apply. Such obligations may be circumvented if an exemption certificate is obtained prior to any payments (and non-cash equivalents). Therefore, the parties agree to assist each other in the application procedure with the tax authorities. If any withholding taxes have to be paid by one party on behalf of the other, the other party shall be obliged to reimburse the payor.

9. DISCLAIMER OF WARRANTIES. NEITHER PARTY MAKES ANY WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, REGARDING THIS AGREEMENT, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER SUCH WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NONINFRINGEMENT.

 10. LIMITATION OF LIABILITY. EXCEPT FOR A BREACH OF SECTIONS 3
(LICENSE GRANTS), 5 (OWNERSHIP), OR 13 (CONFIDENTIALITY), AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS OR REVENUE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11. Term and Termination. This Agreement will begin on the Effective Date and, unless earlier terminated under this Section 13, will continue in full force and effect on a country-by-country basis until all patents, trade secrets, and any other proprietary and legal rights in or to the Licensed Patents and Licensed Know-How have expired or ended. Either party may terminate this Agreement if the other party breaches any material provision of this Agreement and does not cure such breach within 30 days after being provided with written notice thereof. Furthermore, each party may, in addition to any other remedies available to it by law or in equity, exercise the following rights by written notice to the other party (the "Bankrupt Party"), if a bankruptcy proceeding is commenced by or against the Bankrupt Party: (1) terminate this Agreement or (2) keep this Agreement in full force and effect and retain all rights and licenses granted by the Bankrupt Party under this Agreement. In the event that Simtek, acting in the position of licensee hereunder, elects to retain its rights under the Agreement, ZMD shall promptly provide to Simtek the current embodiment of all Licensed Patents and Licensed Know-How of ZMD, to ensure that Simtek will be able to continue engaging in the activities contemplated by this Agreement.

12. Effect of Termination. If this Agreement is terminated by either party (the "Terminating Party") for an uncured material breach by the other party (the "Non-Terminating Party"): (1) all rights and licenses granted under this Agreement to the Non-Terminating party will terminate; (2) the Non-Terminating party will deliver to the Terminating Party all documents, data, computer records, and other tangible and intangible materials constituting, including or summarizing the terminating party's Licensed Know-How; (3) the Non-Terminating Party will cease all use of the Terminating Party's Licensed Patents and Licensed Know-How; and (4) the license granted to the Terminating Party hereunder shall survive termination, and the Terminating Party shall be entitled to continue using the Non-Terminating Party's Licensed Patents and Licensed Know-How, subject to the terms and conditions of and the limitations imposed by this Agreement. If the Agreement is terminated by a party as a result of the bankruptcy or insolvency of either party, then the licenses granted to both parties hereunder shall terminate, and each party shall discontinue use of the other party's Licensed Patents and Licensed Know-How. The following Sections will survive termination of this Agreement: 1 (Definitions; Construction and Interpretation), 5 (Ownership), 8 (Withholding Tax), 9 (Disclaimer of Warranties), 10 (Limitation of Liability), 13 (Confidentiality), and 16 (Additional Terms).

13. Confidentiality. This Agreement is made subject to the Non-Disclosure Agreement entered into between the Parties on March 14, 2005 (the "NDA"), and all "Information" (as defined in the NDA) of either party under this Agreement will be subject to the terms of the NDA during the term of this Agreement.

14. Representation. Simtek represents to ZMD that, with respect to that certain patent identified on Schedule D: (1) nothing herein shall be construed as prohibiting ZMD from developing, manufacturing, or designing standard EEPROM and standard FLASH architectures for ZMD Products and (2) Simtek does not intend to prohibit ZMD from developing, manufacturing, or designing standard EEPROM and standard FLASH architectures for ZMD Products; provided, however, that the parties agree that nothing in this sentence shall be construed as a license (express, implied, or otherwise) or other grant of rights or authorization to build Competing Products (as defined in the Non-Competition Agreement).

15. Export. Notwithstanding anything to the contrary set forth herein, all obligations of Simtek and ZMD are subject to prior compliance with United States and foreign export regulations and such other United States and foreign laws and regulations as may be applicable and to obtaining all necessary approvals required by applicable agencies of the governments of the United States and foreign jurisdictions. Simtek and ZMD will co-operate with one another and provide assistance to one another as reasonably necessary to obtain any required approvals.

 16. Additional Terms. The rights of each party hereunder are personal and such party may not assign, delegate or transfer this Agreement or any right or obligation under this Agreement without the prior written consent of the other party, which such consent will not be unreasonably withheld, delayed, or conditioned (provided, however, that either party may withhold, condition or delay such consent in the event such rights are to be assigned or delegated to any third party that is a competitor of the party whose consent is sought). Any assignment, delegation or transfer not in accordance with the foregoing sentence will be void. For purposes of this Agreement, an assignment will be deemed to include without limitation any of the following transactions or series of related transactions: (i) the acquisition by any individual, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (a) the then-outstanding common stock or ordinary shares, or (b) the combined voting power of the then-outstanding voting securities, of such person; or (ii) the consummation by such person of a reorganization, merger or consolidation or sale or other disposition of 50% or more of the assets of such person or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination: all or substantially all of the individuals and entities who were the beneficial owners of the outstanding equity and voting securities, respectively, immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding equity securities and the combined voting power of the then-outstanding voting securities, respectively, of the person resulting from such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination. This Agreement will be binding upon the successors and permitted assigns of the Parties. No provision of this Agreement may be amended, waived, or discharged except by a written instrument signed by the party against whom enforcement of any such amendment, waiver, or discharge is sought. Any notice or other communication under this Agreement will be given in accordance with the notice provisions of the Purchase Agreement. Nothing contained in this Agreement will create a joint venture or partnership between the Parties. Neither party will have the power to control the activities and operations of, or to otherwise act on behalf of, the other, and the parties' status will be that of independent contractors. No waiver whether express or implied, of any breach of any term of this Agreement will be construed as a waiver of any subsequent breach of that term or any other term of this Agreement. The provisions of the Purchase Agreement regarding severability will apply to this Agreement. This Agreement will be governed and construed in all respects in accordance with the laws governing the Purchase Agreement. The parties acknowledge and agree that damages may be insufficient to compensate a party in the position of licensor hereunder in the event that any of the terms or conditions of this Agreement are breached, so in the event of a breach, such party may seek injunctive relief and specific performance of the terms hereof, and it shall not be required to show any actual damage, or post a bond or other security to obtain such relief. The foregoing remedies are cumulative and not exclusive, and do not act as a limitation upon the other remedies available to a party in the position of licensor hereunder, including but not limited to the collection of damages. Each party will have the right to inspect (either directly or through its appointed agent, who has signed an appropriate non-disclosure agreement prior to conducting any such inspection) all relevant records and operations of the other party upon a reasonable belief that the other party is in breach of this Agreement (such inspections to be held no more than once per year, upon no less than 30 days notice, during the regular business hours, and in such a manner as not to interfere with such party's business activities). This Agreement may be executed in any number of counterparts (including via facsimile), each of which may be executed by less than all of the Parties, each of which will be enforceable against the Parties actually executing such counterparts, and all of which together will constitute one instrument.
                            [Signature Page Follows]

The Parties hereto have caused this Agreement to be duly executed as of the Effective Date.

  FOR SIMTEK                          FOR ZMD

  Simtek Corporation                  Zentrum Mikroelektronik Dresden AG

  Signed:                             Signed:
           ------------------------          -----------------------------------

  By:                                 By:
           ------------------------          -----------------------------------
  Title:                              Title: -----------------------------------
           ------------------------
  Date:                               Date: ------------------------------------
           ------------------------








































                               - Signature Page -

                                   Exhibit 1.1
                                   Definitions

"Assigned Intellectual Property Assets" has the definition given in the Purchase Agreement.

"Control" means with respect to know-how and patent rights: (1) ownership in whole or in part; or (2) the possession of the ability to grant licenses or sublicenses without violating the terms of any agreement or other arrangement with, or the rights of, any third party.

"Development" means any modification, enhancement, improvement, or derivative of any Intellectual Property.

"Intellectual Property Assets" has the definition given in the Purchase
Agreement.

"Licensed Know-How" means, as to Simtek or ZMD, the Simtek Licensed Know-How or the ZMD Licensed Know-How.

"Licensed Patent" means any patent or patent application containing a Licensed Patent Claim of either party.

"Licensed Product" means, as to Simtek or ZMD, any Simtek Product or ZMD Product that incorporates the Licensed Patents or Licensed Know-How of the other party.

"Simtek Licensed Know-How" means proprietary data, information, trade secrets, inventions, and technology previously licensed to ZMD under the Development Agreement.

"Simtek Licensed Patent Claim" means any claim of any of the patents or patent applications identified on Schedule A (the "Simtek Licensed Patents").

"Simtek Product" means any product in the Simtek Catalog, as identified on Schedule B. For the avoidance of doubt, Simtek Products do not include EEPROM or Flash stand alone products.

"ZMD Licensed Know-How" means all Developments Controlled by ZMD that are based on or related to the proprietary data, information, trade secrets, inventions, and technology, whether patentable or not, previously licensed to ZMD under the Development Agreement or that relate to the matters addressed in the ZMD Licensed Patent Claims.

"ZMD Licensed Patent Claim" means any claim of any of the patents or patent applications identified on Schedule C (the "ZMD Licensed Patents"), including any divisionals, continuations, continuations-in-part, reissues, or extensions of any such patents or patent applications, and any foreign or domestic patents or patent applications claiming priority to the identified patents and patent applications.

"ZMD Product" means mixed-signal and analog ASIC, SoC, and ASSP SONOS-based nvSRAM products, solely for use in embedded applications, and at all times provided that the products do not compete with any Simtek Product. For the avoidance of doubt, ZMD Products exclude any product that: (a) has the same form, fit, and function as a Simtek Product, (b) competes directly with a Simtek Product, or (c) is a stand alone nvSRAM product.












                                -Signature Page-

                              EXHIBIT 1.06(a)(viii)



                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT

     This NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this "Agreement") is entered into as of December __, 2005, by and between Zentrum Mikroelektronik Dresden AG, a German stock corporation ("ZMD"), and Simtek Corporation, a Colorado corporation ("Simtek").

                                    RECITALS

     A. Concurrently herewith, ZMD is selling, transferring and conveying to Simtek, pursuant to that certain Asset Purchase Agreement, dated as of December __, 2005 (the "APA"), by and between ZMD and Simtek, the Assets.

     B. Simtek has conditioned the purchase of the Assets on ZMD's entry into this Agreement.

     C. Capitalized terms used but not defined herein shall have the respective meanings set forth in the APA.

                                   AGREEMENTS

     In consideration of the mutual covenants and promises herein contained and in consideration of entering into and consummating the transactions contemplated by the APA, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Consideration.

     (a) ZMD has entered into this Agreement and made the covenants in this Agreement in order to induce Simtek to consummate the transactions contemplated by the APA and the License Agreement. It is understood and agreed by the parties that the covenants made by ZMD in this Agreement are an essential element of this Agreement, the APA and the License Agreement and that, but for the agreement of ZMD to comply with such covenants, Simtek would not have agreed to enter into this Agreement, the APA or the License Agreement.

     (b) Simultaneously with the execution of this Agreement, Simtek has become obligated to pay the amounts stated in the APA, subject to its terms.

     (c) In partial consideration of the provisions of this Agreement, Simtek will pay to ZMD an amount equal to $10,000 payable in cash upon the execution and delivery of this Agreement.

     2. Non-Competition and Non-Solicitation.

     (a) Except as permitted in this Section 2, during the period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date, or such lesser maximum period as allowed by law, (the "Term"), ZMD shall not and shall cause each of its Affiliates and successors not to, directly or indirectly, for their own account or any other Person, as an employee, agent, consultant or representative, through a subsidiary corporation, parent corporation or as a shareholder, partner, member or joint venturer or in any other manner (including by providing financing) (i) use the Licensed Patents and Licensed Know-How (as defined in the License Agreement) or any derivative thereof (or allow the Licensed Patents or Licensed Know-How or any derivative thereof to be used) anywhere in the world to develop or produce (or have developed or produced) any Competing Product, (ii) engage in any business or endeavor anywhere in the world that competes directly or indirectly with Simtek in the marketing, sale or development of any Competing Product; (iii) interfere in any way with any contractual or other business relationship related to the nvSRAM Product Line that exists between Simtek and any third party at any time during the Term, (iv) disclose to any third party or utilize in any way adverse to Simtek any of the proprietary information utilized in the Licensed Patents or Licensed Know-How, or (v) employ or otherwise engage, or attempt to employ or otherwise engage, on behalf of ZMD or any other party, any person who is employed or engaged as an employee, consultant, agent or representative of Simtek at any time during the Term, except if (A) such employee, consultant, agent or representative of Simtek was terminated by Simtek, or contacted ZMD directly in response to a valid general advertisement of employment opportunities or (B) in the case of a third party consultant or agent engaged by Simtek, such third party consultant or agent is employed or engaged to provide services to ZMD that are not related to the business described in (i)-(v) of this Section 2(a), in which case clause (v) of this Section 2(a) shall not apply.

     (b) ZMD recognizes that the covenants in this Section 2, and the territorial, time and other limitations with respect thereto, are reasonable and properly required for the adequate protection of Simtek in respect of its acquisition of the Assets, and agrees that such limitations are reasonable with respect to its activities, business and public purpose. ZMD agrees and acknowledges that the violation of the covenants or agreements in this Section 2 would cause irreparable injury to Simtek and that the remedy at law for any violation or threatened violation thereof would be inadequate and that, in addition to whatever other remedies may be available at law or in equity, Simtek shall be entitled to temporary and permanent injunctive or other equitable relief without the necessity of proving actual damages or posting bond.

     (c) Nothing herein contained shall be deemed to prevent or limit the right of ZMD or any of its affiliates or successors:

         (i) to invest in the capital stock or other securities of any corporation or other Person whose capital stock or securities are publicly owned or are regularly traded or quoted on any national securities exchange or automated quotation system; provided, however, that ZMD shall not own more than five percent (5%) of the equity interests of any corporation or other Person engaged in the activities described in Section 2(a);

         (ii) to develop or produce a product using the Licensed Patents or Licensed Know-How or any derivative thereof, provided such product is not a Competing Product;

         (iii) to complete its obligations under the WIP Purchase Order;

         (iv) to fill any purchase order obligations in existence as of the Closing and not transferred to Simtek in the Transactions or otherwise sell or dispose of any products held by Seller, but not transferred to Buyer, at Closing;

         (v) to collect all accounts receivable, notes receivable or other receivables related to the nvSRAM Product Line; and

         (vi) to manufacture, or have third parties manufacture, sell, offer, market and distribute SRAM products.

     (d) It is the intention of each party hereto that the provisions of this
Section 2 shall be enforced to the fullest extent permissible under the laws and the public policies of the State of Colorado and of any other jurisdiction in which enforcement may be sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provisions hereof shall not render unenforceable or impair the remainder of this Agreement. Accordingly, if any term or provision of this Section 2 shall be determined to be illegal, invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to modify, as necessary to give effect to the parties' intent to the maximum extent permitted by law, the offending provisions and to alter the balance of this Agreement in order to render the same valid and enforceable to the fullest extent permissible as aforesaid.

     (e) For purposes of this Agreement, the term "Competing Product" means a product that (i) has the same form, fit and function as any product listed in Exhibit A (the "Simtek Catalog"), (ii) competes directly with a product in the Simtek Catalog, or (iii) is a stand alone nvSRAM.

     (f) This Section 2 shall continue to apply to ZMD and its successors and assigns, including if ZMD is acquired by or merged with or into, or assigns or transfers any of its rights or obligations (or all or substantially all of its assets or liabilities) to, any other Person that owns or operates a business that designs, manufactures, makes, markets, sells or distributes a Competing Product (collectively, an "Assignment Transaction"). In the event ZMD desires to enter into any Assignment Transaction, ZMD shall provide Simtek with 30 days written notice and Simtek shall consider, in good faith and in its sole discretion, whether to consent to such assignment; provided however, that, for the avoidance of doubt, ZMD shall not be required to seek such consent if such other Person owns or operates a business that designs, manufactures, makes, markets, sells or distributes Flash, EEPROM or other competing technologies stand-alone products that do not comprise or contain a Competing Product.

     (g) The restrictions set forth in Section 2 shall no longer apply to ZMD, its successors and assigns in the event (w) Simtek ceases to design, manufacture, make, market, sell or distribute all of the products listed on Exhibit A attached hereto and does not, for a period of fifteen days after receiving written notice from ZMD informing Simtek of ZMD's contention that such activity has ceased, design, manufacture, make, market, sell or distribute any such product, (x) Simtek (i) files a petition in bankruptcy, (ii) makes an assignment for the benefit of creditors, or (iii) consents to the appointment of a receiver or trustee for all or a substantial part of its assets or to the filing of a petition against it under the Bankruptcy Code, (y) a filing of an involuntary bankruptcy petition against Simtek is made which is not dismissed within forty-five (45) days after filing, or (z) the entry of a court order appointing a receiver or trustee for all or substantial part of the assets of Simtek.

     (h) ZMD hereby represents and warrants that, as of the date hereof, ZMD does not intend to engage in any business or endeavor anywhere in the world that competes directly or indirectly with Simtek in marketing or sale of any Competing Product at any time.

     (i) Services rendered under this Agreement may be subject to national
VAT. According to Section 13b German VAT Act (Umsatzsteuergesetz) the reverse charge procedure will then be applicable in Germany. The Parties clarify that ZMD's services are rendered to Simtek Corp., USA, but not to a German branch or German entity of Simtek. Any changes have to be reported in advance to ZMD. Simtek shall be liable for any taxes or expenses arising from utilization in Germany.

     (j) ZMD represents that it is a resident of the Federal Republic of Germany and that it is eligible for the benefits of the Convention Between the United States of America and the Federal Republic of Germany for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital and to Certain Other Taxes, and agrees to execute and deliver to Simtek a form IRS W-8BEN and/or other documents reasonably requested by Simtek to establish an exception for withholding tax under such Convention.

     3. Amendments.

     This Agreement may be amended or modified from time to time, but only by a written instrument executed by the parties hereto.

     4. Notices.

     Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

       if to ZMD:          Zentrum Mikroelektronik Dresden AG
                           Grenzstrasse 28
                           D-01109 Dresden
                           GERMANY

                           Attention:     Thilo von Selchow
                           Facsimile:     +49 (351) 8822 246

                           Copy to:

                           McGuireWoods LLP
                           One James Center
                           901 East Cary Street
                           Richmond, Virginia  23219-4030
                           Attention:     Patrick A. De Ridder, Esq.
                           Facsimile:     +1 (804) 698-2221

                           if to Simtek:

                           Simtek Corporation
                           4250 Buckingham Drive
                           Suite 100
                           Colorado Springs, CO  80907
                           USA
                           Attention:     Harold Blomquist, President & CEO
                           Facsimile:     +1 (719) 531-9481

                           Copy to:

                           Holme Roberts & Owen LLP
                           1700 Lincoln Street, Suite 4100
                           Denver, Colorado 80203
                           Attention:   M&A Group (Simtek Corp./ZMD Transaction)
                           Facsimile    +1 (303) 866-0200


         5. Entire Agreement.

     The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

         6. Assignment; No Third Party Beneficiaries.

         (i) This Agreement shall be binding upon: ZMD and its respective successors and assigns (if any); and Simtek and its successors and assigns (if any). This Agreement shall inure to the benefit of ZMD and Simtek.

         (ii) ZMD shall not be permitted to assign any of its rights or delegate any of its obligations under this Agreement without Simtek's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

         (iii) None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and permitted assigns (if any).

     7. Governing Law.

     (i) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Colorado (without giving effect to principles of conflicts of laws) and not by the U.N. Convention in the International Sale of Goods.

     (ii) Any controversy or claim arising out of or relating to this Agreement shall be determined by arbitration in accordance with the International Arbitration Rules (the "Rules") of the International Centre for Dispute Resolution, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Such arbitration shall be held in New York, New York, USA by a panel of three arbitrators selected in accordance with the Rules. The arbitration shall be conducted in the English language.

     8.  Waiver.

         (i) Failure to Exercise Remedy Not Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

         (ii) No Deemed Waiver. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     9.  Severability.

         In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10. Definitions; Interpretation.

         Undefined terms used in this Agreement shall have the meanings set forth in and shall be interpreted in accordance with the APA.

     11. Headings.

         The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     12. Attorneys' Fees.

         If any party hereto brings any action, at law or in equity, to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover from the other party hereto reasonable attorneys' fees in addition to any other relief to which such party may be entitled.

     13. Counterparts.

         This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

                  [Remainder of page intentionally left blank]

         The parties to this Agreement have caused this Agreement to be executed and delivered as of December __, 2005.

                                             ZENTRUM MIKROELEKTRONIK DRESDEN AG
                                             a German stock corporation

                                             By:________________________________
                                                _________________________[Title]




                                             SIMTEK CORPORATION
                                             a Colorado corporation
                                             By:
                                                ________________________________
                                                ________________________,[Title]

                               Exhibit 1.06(a)(ix)



                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made as of the __ day of December, 2005, by and between Simtek Corporation, a Colorado corporation ("Simtek"), and Zentrum Mikroelektronik Dresden AG, a stock corporation organized under the laws of Germany ("ZMD").

                                    Recitals
                                    --------

         A. Simtek and ZMD are parties to that certain Asset Purchase Agreement, dated as of December 5, 2005 (the "APA"). Pursuant to the APA, Simtek has issued to ZMD ___________ shares of common stock, par value $0.01 per share, of Simtek (the "Simtek Shares"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the APA.

         B. ZMD entered into the APA with the understanding that it would be granted registration rights with respect to the Simtek Shares on the terms set forth in this Agreement.


                                    Agreement
                                    ---------


         The parties to this Agreement, intending to be legally bound, agree as follows:

         1.   DefinitionsFor purposes of this Agreement:

              1.1 The term "Affiliate" shall mean with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a "Person"), any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.

              1.2 The term "Common Stock" shall mean shares of Simtek's common stock, par value $0.01 per share.

              1.3 The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

              1.4 The term "Form S-1" means such form under the Securities Act as in effect on the date hereof or any successor form for registration of securities under the Securities Act subsequently adopted by the SEC.

              1.5 The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by Simtek with the SEC.

              1.6 The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC (which the parties acknowledge is in the SEC's discretion).

              1.7 The term "Registrable Securities" means the (i) Simtek Shares and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in clause (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights and obligations under this Agreement are not assigned.

              1.8 The term "SEC" means the Securities and Exchange Commission.

              1.9 The term "SEC Rule 144" means Rule 144 promulgated by the SEC under the Securities Act as such rule may be amended from time to time, or any similar rule then in force and enacted in lieu of Rule 144.

              1.10 The term "SEC Rule 144(k)" means Rule 144(k) promulgated by the SEC under the Securities Act as such rule may be amended from time to time, or any similar rule then in force and enacted in lieu of Rule 144(k).

              1.11 The term "SEC Rule 145" means Rule 145 promulgated by the SEC under the Securities Act as such rule may be amended from time to time, or any similar rule then in force and enacted in lieu of Rule 145.

              1.12 The term "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

      The term "Violation" means losses, claims, damages, or liabilities
(joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed by Simtek pursuant to Section 2.1, 2.2 or 2.8, any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendments or supplements thereto or any document incorporated by reference therein, (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by any party hereto, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, in connection with a registration statement filed by Simtek pursuant to Section 2.1, 2.2 or 2.8.

          2.  Registration Rights.  Simtek covenants and agrees as follows:

              2.1 Simtek Registration. Within sixty (60) days from the date hereof, Simtek shall file a registration statement on Form S-1 (or, if Form S-1 is not then available, on such form of registration statement as is then available) or another appropriate form under the Securities Act covering all of the Registrable Securities or shall cause the Registrable Securities to be included, by pre-effective amendment, in a previously filed registration statement on Form S-1 (as applicable, the "Registration Statement"), and Simtek shall use its reasonable best efforts (i) to cause the Registration Statement to be both declared effective not less than ninety days following the date hereof and correct and complete in all respects to the extent required to permit the disposition of the Registrable Securities in accordance with a plan of distribution substantially consistent with the plan of distribution described in Simtek's Form S-2 (File No. 333-126041, filed with the SEC on June 22, 2005) with such changes as ZMD shall reasonably request, and (ii) to keep the Registration Statement continuously effective until all of the Simtek Shares registered therein cease to be Registrable Securities. The securities shall cease to be Registrable Securities (a) when the Registration Statement shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to a Registration Statement, (b) when such securities shall have been sold as permitted by SEC Rule 144, or (c) the date on which the Registrable Securities may be sold pursuant to SEC Rule 144(k), whichever is the first to occur. Simtek agrees, if necessary, to supplement or amend the Registration Statement, as required by the registration form utilized by Simtek or by the instructions applicable to such registration form or by the Securities Act, and Simtek agrees to furnish to the holders of the Simtek Shares copies of any such supplement or amendment prior to its being used. Simtek shall, not less than 5 trading days prior to the filing of the Registration Statement or any related prospectus or any amendment or supplement thereto, furnish to ZMD copies of the drafts of such document. Simtek shall not file the Registration Statement, any prospectus or any amendments or supplements thereto in which the "Selling Stockholder" section thereof differs from the disclosure received from ZMD.

              2.2 Registration upon Public Offering. If Simtek proposes to register any of its stock or other securities under the Securities Act in connection with the public offering of such securities for resale by other Simtek shareholders (other than a registration statement relating either to a SEC Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered or as contemplated by that certain Registration Rights Agreement, dated October 12, 2004, by and among Simtek and the investors who are signatories thereto), Simtek shall, at such time, promptly give ZMD written notice of such registration Upon the written request of ZMD given within twenty (20) days after receipt of such notice by Simtek in accordance with Section 4.5, Simtek shall, subject to the provisions of Section 2.4, use its reasonable best efforts to cause to be registered under the Securities Act all of the Registrable Securities that ZMD has requested to be registered. Simtek shall have the right to terminate or withdraw any registration initiated by it under Section 2.1 prior to the effectiveness of such registration whether or not ZMD has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the parties in accordance with Section 2.5 hereof.

              2.3 Obligations of Simtek. Whenever required under this Section 2 to use its reasonable best efforts to effect the registration of any Registrable Securities, Simtek shall, as expeditiously as reasonably possible,

                   (a) use its reasonable best efforts to cause its Registration Statement to become effective;

                   (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

                   (c) use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by ZMD; provided that Simtek shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless Simtek is already subject to service in such jurisdiction;

                   (d) use its reasonable best efforts to cause all such Registrable Securities registered pursuant to this Agreement hereunder to be listed on a national securities exchange or trading system and each securities exchange and trading system on which similar securities issued by Simtek are then listed; and

                   (e) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                   (f) furnish to ZMD such number of copies (or an electronic copy) of a prospectus, including a preliminary prospectus and each amendment or supplement of a prospectus, in conformity with the requirements of the Securities Act;

                   (g) in the event of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. ZMD shall also enter into and perform its obligations under such agreement;

                   (h) in the event of an underwritten public offering, use its reasonable best efforts to furnish, at ZMD's request pursuant to this Section 2, on the date on which such Registrable Securities are sold to an underwriter, (i) an opinion, dated such date, of the counsel representing Simtek for purposes of the registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a "comfort" letter dated such date, from the independent certified accountants of Simtek, in form and substance as customarily provided by independent certified accountants to underwriters in an underwritten public offering; and

                   (i) notify ZMD as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three trading days prior to such filing)

(i) (A) when a prospectus or any related prospectus supplement or post effective amendment to the Registration Statement is proposed to be filed; (B) when the SEC notifies the Company whether there will be a "review" of such Registration Statement and whenever the SEC comments in writing on such Registration Statement (Simtek shall provide true and complete copies thereof and all written responses thereto to ZMD that pertain to ZMD as a Selling Stockholder or to the Plan of Distribution); and (C) with respect to the Registration Statement or any post effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to the Registration Statement or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of proceedings for that purpose; (iv) of the receipt by Simtek of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of any statement made in the Registration Statement or related prospectus, amendment or supplement thereto or any document incorporated or deemed incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement or related prospectus, amendment or supplement thereto so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading.

         2.4 Furnish Information. (a) It shall be a condition precedent to the obligations of Simtek to take any action pursuant to this Section 2 with respect to the Registrable Securities of ZMD that ZMD shall furnish to Simtek upon Simtek's request such information regarding itself, the Registrable Securities and other Simtek securities held by it and its Affiliates and, if the plan of distribution in Section 2.1 is to be changed, the intended method or methods of disposition of such securities as shall be reasonably required to effect the registration of ZMD's Registrable Securities.

         2.5 Expenses of Simtek Registration. Simtek shall bear and pay all expenses incurred by it in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.1 and Section 2.2 hereof, including (without limitation) all registration, filing, and qualification fees, legal, printers and accounting fees relating or apportionable thereto. ZMD shall bear and pay all expenses incurred by it in connection with the registrations pursuant to Section 2.1 hereof, including (without limitation) all fees and disbursements of its counsel.

         2.6 Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Section 2:

              (a) To the extent permitted by law, Simtek will indemnify and hold harmless ZMD and its officers, directors, stockholders, legal counsel and accountants, any underwriter (as defined in the Securities Act) for ZMD and each person, if any, who controls ZMD or its underwriter within the meaning of the Securities Act or the Exchange Act, against any Violation and Simtek will pay to each of ZMD and its underwriter, controlling person or other aforementioned person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Simtek (which consent shall not be unreasonably withheld), nor shall Simtek be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by ZMD or its underwriter, controlling person or other aforementioned person.

              (b) To the extent permitted by law, ZMD will indemnify and hold harmless Simtek, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Simtek within the meaning of the Securities Act, legal counsel and accountants for Simtek, any underwriter, and any controlling person of any such underwriter, against any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information prepared and furnished by ZMD expressly for use in connection with such registration; and ZMD will pay, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.6(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of ZMD (which consent shall not be unreasonably withheld); provided, further, that, in no event shall any indemnity under this subsection 2.6(b) exceed the net proceeds from the offering received by ZMD, except in the case of fraud or willful misconduct by ZMD.

              (c) Promptly after receipt by an indemnified party under this
Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6 arising from such failure to deliver written notice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

              (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) ZMD or any controlling person of ZMD makes a claim for indemnification pursuant to this
Section 2.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of ZMD or any such controlling person in circumstances for which indemnification is provided under this Section 2.6, then, and in each such case, Simtek and ZMD will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided however, that, in any such case,
(I) ZMD will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by ZMD pursuant to such Registration Statement, and (II) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation; provided further, that in no event shall ZMD's liability pursuant to this Section 2.6(d), when combined with the amounts paid or payable by ZMD pursuant to Section 2.6(b), exceed the proceeds from the offering (net of any underwriting discounts or commissions) received by ZMD, except in the case of willful fraud by ZMD.

              (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any such provisions in such an underwriting agreement shall conform to the usual customary indemnification provisions generally provided in such an underwriting agreement.

              (f) The obligations of Simtek and ZMD under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 2, and otherwise and shall survive the termination of this Agreement.

         2.7 Reports Under Exchange Act. With a view to making available to ZMD the benefits of SEC Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit ZMD to sell Registrable Securities of Simtek to the public without registration or pursuant to a registration on Form S-3, so long as ZMD owns any Registrable Securities, Simtek agrees to:

              (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the date hereof so long as Simtek is subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

              (b) file with the SEC in a timely manner all reports and other documents required of Simtek under the Securities Act and the Exchange Act; and

              (c) furnish to ZMD, forthwith upon reasonable request, (i) a written statement by Simtek that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies) or a statement that it has not so complied, (ii) a copy of the most recent annual or quarterly report of Simtek and such other reports and documents so filed by Simtek, and (iii) such other information as may be reasonably requested in availing ZMD of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     2.8  Form S-3 Registration.

         (a) In case Simtek shall receive from ZMD a written request or requests that Simtek effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by ZMD, Simtek will as soon as practicable, use its reasonable best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of ZMD's Registrable Securities as are specified in such request; provided, however, that Simtek shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.8:
(1) if Form S-3 is not then available for such offering by ZMD (or Simtek is not eligible to use such Form S-3 for such offering); (2) if ZMD, together with the holders of any other securities of Simtek entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $2 million; (3) if Simtek has, within the twelve
(12) month period preceding the date of such request, already effected two registrations on Form S-3 for ZMD pursuant to this Section 2.8; or (4) in any particular jurisdiction in which Simtek would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (5) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 2.1 hereof.

         Subject to the foregoing, Simtek shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request of ZMD. Simtek shall bear and pay all expenses incurred by it in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.8 hereof (which right may be assigned as provided in Section 2.9 hereof), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto. ZMD shall bear and pay all expenses incurred by ZMD in connection with the registrations pursuant to Section 2.8 hereof (which right may be assigned as provided in Section 2.9 hereof), including (without limitation) all fees and disbursements of its counsel.

         (b) If ZMD intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise Simtek as part of its request made pursuant to this Section 2.8, and Simtek shall include such information in the written notice referred to in Section 0.

         2.9 Assignment of Registration Rights. The rights to cause Simtek to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by ZMD to transferees or assignees of such securities that (i) are Affiliates of ZMD, or (ii) after such assignment or transfer, hold at least 500,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) Simtek is, within a reasonable time after such transfer, furnished with written notice of the names and addresses of such transferees or assignees and the securities with respect to which such registration rights are being assigned; (b) such transferees or assignees agree in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferees or assignees is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by transferees or assignees, the holdings of transferees or assignees (i) that are subsidiaries, a parent or a 10% or more stockholder of ZMD, or (ii) that are Affiliates of ZMD shall be aggregated together with those of ZMD; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney in fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 2.

         2.10 Termination of Registration Rights. The rights set forth in this
Section 2 shall terminate on the earliest to occur of (i) the liquidation of Simtek, (ii) such time as the Registrable Securities (together with any Affiliate of the holder with whom the holder must aggregate its sales under SEC
Rule) could be sold without restriction under SEC Rule 144 within a ninety (90) day period, or (iii) such time as all of the Registrable Securities have been publicly sold.

     3.  Obligations of ZMD.

         3.1 Public Resale of Simtek Shares.MD's right to resell the Registrable Securities under the Registration Statement shall vest in equal monthly installments over the six- (6-) month period following the Closing Date. ZMD shall not sell, convey, assign or otherwise transfer any Registrable Securities pursuant to or under the Registration Statement other than to the extent its rights have vested under this Section 3.

         3.2 Private Block Transactions. Beginning on the thirty-first (31st) day after the Closing Date and continuing until the period ending eighteen (18) months after the Closing Date, subject to the consent of Simtek regarding purchaser, timing and price (which consent shall not be unreasonably withheld), ZMD may sell any portion of its Simtek Shares (i) to accredited investors (as such term is defined in Rule 501 of the Securities Act) or syndicates of accredited investors, in one or more private transactions in accordance with the requirements of Rule 502(c) under the Securities Act or (ii) in accordance with Regulation S under the Securities Act, provided that such purchasers, who shall become assignees, agree in writing to be bound by the terms and conditions of this Agreement.

     4.  Miscellaneous.

         4.1 Transfers, Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         4.2 Governing Law. This Agreement shall be governed by and construed in accordance with the State of Colorado as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Colorado, without regard to its principles of conflicts of laws.

         4.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         4.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) seven
(7) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) three (3) business days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth below:

                Notices to be given to ZMD will be addressed to:

                Zentrum Mikroelektronik Dresden AG
                Grenzstrasse 28
                D-01109 Dresden
                GERMANY

                Attention:       Thilo von Selchow
                Facsimile        +49 (351) 8822 246

                with a copy to    McGuireWoods LLP
                                  One James Center
                                  901 East Cary Street
                                  Richmond, Virginia 23219-4030
                Attention:        Patrick A. De Ridder, Esq.
                Facsimile         +1 (804) 698-2221


                Notices to be given to Simtek will be addressed to:

                                  Simtek Corporation
                                  4250 Buckingham Drive
                                  Suite 100
                                  Colorado Springs, CO  80907
                                  USA

                Attention:        Harold Blomquist, President & CEO
                Facsimile:        +1 (719) 531-9481

                with a copy to:

                                  Holme Roberts & Owen LLP
                                  1700 Lincoln Street, Suite 4100
                                  Denver, Colorado 80203
                Attention:        M&A Group (Simtek Corp./ZMD Transaction)
                Facsimile:        +1 (303) 866-0200

         4.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Simtek and ZMD. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Simtek and ZMD.

         4.7 Severability. The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         4.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         4.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

         4.10 Transfers of Rights. Subject to Section 2.9, ZMD hereby agrees that it will not, and may not, assign any of its rights and obligations hereunder, unless such rights and obligations are assigned by ZMD to (a) any person or entity to which Registrable Securities are transferred by ZMD, or (b) to any Affiliate of ZMD; provided that such assignment of rights shall be contingent upon the transferee providing a written instrument to Simtek notifying Simtek of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement.

         4.11 Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement shall be resolved pursuant to the terms of the APA.

         4.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FOR SIMTEK                                 FOR ZMD

Simtek Corporation                         Zentrum Mikroelektronik Dresden AG


Signed:                                    Signed:
         -------------------------------           -----------------------------


By:                                        By:
         --------------------------------          -----------------------------

Title:                                     Title:
         -------------------------------           -----------------------------





                [Signature Page to Registration Rights Agreement]